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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Equinix, Inc.
(Name of Registrant as Specified In Its Charter)

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# EQUINIX, INC. 2019 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE GLOBAL PLATFORM FOR DIGITAL BUSINESS

EQUINIX

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Equinix, Inc., a Delaware corporation ("Equinix"). The meeting will be held at our headquarters, located at One Lagoon Drive, Redwood City, Calif., on Thursday, May 30, 2019, at 10:30 a.m. PDT, for the purposes of considering and voting on:

  1.
  Election of directors to the board of directors (the "Board") to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

  2.
  Approval, by a non-binding advisory vote, of the compensation of our named executive officers;

  3.
  Approval of the Equinix French Sub-Plan under our 2000 Equity Incentive Plan;

  4.
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2019;

  5.
  A stockholder proposal, related to political contributions, if properly presented at the Annual Meeting; and

  6.
  Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on Apr. 15, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at our headquarters, during ordinary business hours, for the 10-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter Van Camp
Executive Chairman

Redwood City, California
April 19, 2019

TO BE HELD

Thursday, May 30, 2019

LOCATION

Equinix Corporate Headquarters
One Lagoon Drive
Redwood City, CA 94065
+1.650.598.6000

ATTENDANCE

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope or follow the instructions in "Additional Information" (page 56) to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 30, 2019:

The proxy statement and annual report to stockholders on Form 10-K are available at: proxy.equinix.com.

Equinix 2019 Proxy Statement • NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

PROXY SUMMARY

This summary highlights some of the topics discussed in this proxy statement. It does not cover all the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.

General information

MEETING: Annual Meeting of Stockholders DATE: Thursday, May 30, 2019 TIME: 10:30 a.m. PDT LOCATION: Equinix Corporate Headquarters, One Lagoon Drive, Redwood City, CA 94065 RECORD DATE: Apr. 15, 2019	STOCK SYMBOL: EQIX

EXCHANGE: NASDAQ

COMMON STOCK OUTSTANDING: 84,070,029 shares as of Apr. 15, 2019

REGISTRAR & TRANSFER AGENT: Computershare

STATE OF INCORPORATION: Delaware

YEAR OF INCORPORATION: 1998

PUBLIC COMPANY SINCE: 2000

CORPORATE WEBSITE: Equinix.com INVESTOR RELATIONS WEBSITE: investor.equinix.com 2019 ANNUAL MEETING MATERIALS: proxy.equinix.com

Governance

DIRECTOR NOMINEES: 9

Thomas Bartlett (Independent Director)	Nanci Caldwell (Independent Director)	Gary Hromadko (Independent Director)
Scott Kriens (Independent Director)	William Luby (Independent Director)	Irving Lyons III (Independent Director)
Charles Meyers (Chief Executive Officer and President)	Christopher Paisley (Lead Independent Director)	Peter Van Camp (Executive Chairman)

DIRECTOR TERM: One year

DIRECTOR ELECTION STANDARD: Majority votes cast

BOARD MEETINGS IN 2018: 18

STANDING BOARD COMMITTEES (MEETINGS IN 2018): Audit (9), Compensation (4), Finance (2), Governance (5), Nominating (1), Real Estate (11)

SUPERMAJORITY VOTING REQUIREMENTS: No

STOCKHOLDER RIGHTS PLAN: No

STOCKHOLDER RIGHT TO CALL SPECIAL MEETINGS: Yes

STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT: Yes

STOCKHOLDER PROXY ACCESS RIGHTS: Yes

CORPORATE GOVERNANCE MATERIALS: governance.equinix.com

Equinix 2019 Proxy Statement • PROXY SUMMARY	2

Performance and compensation highlights

REVENUES ($M):	AFFO ($M)(1):	2016 - 2018 STOCK PRICE PERFORMANCE ($):

2018 EXECUTIVE COMPENSATION MIX(2):

2018 CEO: Charles Meyers (Age 53; CEO from Sept. 2018)

PERCENTAGE 2018 EXECUTIVE INCENTIVE COMPENSATION AT RISK: 100% of Annual and 75% of Long Term

METRICS USED FOR 2018 INCENTIVE COMPENSATION: Revenues, AFFO, Total Stockholder Return

TAX GROSS-UPS: No

STOCK OWNERSHIP GUIDELINES: Yes

ANTI-HEDGING POLICY: Yes

RECOUPMENT POLICY: Yes

CEO PAY RATIO: 130:1

Items to be voted on and our Board's recommendation

DIRECTORS: Election of directors	COMPENSATION: Advisory vote to approve named executive officer compensation	COMPENSATION: Approval of the Equinix French Sub-Plan under our 2000 Equity Incentive Plan

AUDIT: Ratification of independent registered public accountants	STOCKHOLDER PROPOSAL: Stockholder proposal related to political contributions
1.
Funds from operations ("FFO") and adjusted funds from operations ("AFFO") are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition or real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on a non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financial costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. For additional definitions of non-GAAP terms and a detailed reconciliation between non-GAAP financial results and the corresponding GAAP measures, please refer to pages 56-60 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 22, 2019.

2.
Reflects the market value of the RSU awards on the grant date of Feb. 27, 2018. Assumes the maximum size award is earned under the 2018 annual incentive plan and the maximum number of shares is earned under the performance-based RSU awards. Excludes a time-based award granted to Mr. Meyers in connection with his appointment as chief executive officer in Sept. 2018.

Equinix 2019 Proxy Statement • PROXY SUMMARY	3

Equinix 2019 Proxy Statement • TABLE OF CONTENTS	4

GOVERNANCE

Election of directors

All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is elected, or until the director's death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the nine persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Equinix's Board. Each person nominated for election has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve.

The nine directors who are being nominated for election by the holders of common stock to the Board; their ages as of Apr. 1, 2019; their positions and offices held with Equinix; and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board to determine that each nominee should serve as a director of Equinix.

Equinix 2019 Proxy Statement • GOVERNANCE	5

NOMINEES

Thomas Bartlett Age 60 Independent director since: Apr. 2013 Committees: Audit and Finance
Current role

•

Executive vice president and chief financial officer since 2009, American Tower, an owner and operator of wireless and broadcast communications sites that operates as a real estate investment trust ("REIT")

Prior business experience

•

Treasurer, American Tower (July 2017–Nov. 2018, 2012–2013)

•

Various operations and business development roles with predecessor companies and affiliates, including most recently senior vice president and corporate controller, Verizon Communications (1983–2009)

•

Began career at Deloitte, Haskins & Sells

Qualifications

•

Experience at American Tower with its conversion to and operation as a REIT

•

Experience in telecommunications and wireless infrastructure fields

•

Accounting and financial expertise, including as a public company chief financial officer

Nanci Caldwell Age 61 Independent director since: Dec. 2015 Committee: Governance
Current role

•

Corporate director (since 2005)

Prior business experience

•

Executive vice president and chief marketing officer, PeopleSoft (2001–2004)

•

Various senior and executive sales and marketing roles in Canada and the U.S., Hewlett-Packard (1982–2001)

Current public company boards (in addition to Equinix)

•

CIBC

•

Citrix Systems

•

Donnelley Financial Solutions

•

Talend

Past public company boards

•

Tibco Software

•

Deltek

Qualifications

•

Expertise in enterprise sales, marketing and technology, which brings a valuable perspective to our Board to support our current sales and marketing strategy

•

Experience as an operating executive at major public companies

•

Experience with public company M&A

•

Experience on multiple Governance Committees

Gary Hromadko Age 66 Independent director since: June 2003 Committees: Audit, Nominating and Real Estate
Current role

•

Private investor

Prior Business Experience

•

Venture partner, Crosslink Capital, a venture capital firm (2002–2017)

Past public company boards

•

Carbonite

Qualifications

•

Active private investor since 1993

•

Experience as an investor in the networking, cloud and infrastructure service sectors, important customer segments to Equinix, and sectors where trends are closely watched as important to our future strategy and positioning

•

Experience with financial and capital markets

•

Experience with Equinix since 2003

Equinix 2019 Proxy Statement • GOVERNANCE	6

Scott Kriens Age 61 Independent director since: July 2000 Committees: Compensation and Nominating
Current role

•

Corporate director

Prior business experience

•

Chief executive officer and chairman of the board of directors, Juniper Networks, a publicly-traded internet infrastructure solutions company (1996–2008)

•

Vice president of sales and vice president of operations, StrataCom, a telecommunications equipment company, which Mr. Kriens co-founded (1986–1996)

Current public company boards (in addition to Equinix)

•

Juniper Networks

Qualifications

•

Extensive experience in the sectors of communications services and internet infrastructure

•

Executive leadership and management experience leading Juniper Networks, a leading technology company

William Luby Age 59 Independent director since: Apr. 2010 Committees: Compensation and Nominating
Current role

•

Managing partner, Seaport Capital, a private equity firm, and its predecessor companies (since 1996)

Prior business experience

•

Managing director, Chase Capital, the private equity affiliate of Chase Manhattan

Past public company boards

•

Switch & Data Facilities Company, prior to its acquisition by Equinix in 2010

Qualifications

•

Active investor in the telecommunications industry for 25 years

•

Experience as a director at Switch & Data

•

Familiarity with data center industry

Irving Lyons Age 69 Independent director since: Feb. 2007 Committees: Compensation, Finance, Real Estate and Stock Award
Current role

•

Principal, Lyons Asset Management, a California-based private investment firm (since 2005)

Prior business experience

•

Chief investment officer, Prologis, a global provider of distribution facilities and services (1997–2004)

Current public company boards (in addition to Equinix)

•

ESSEX Property Trust

•

Prologis

Qualifications

•

Experience with global real estate, including as a chief investment officer at a real estate concern, which provides valuable insight to discussions of site selection and negotiations as Equinix conducts expansion planning and management of its real estate portfolio

•

Experience with REITs, as well as knowledge of capital markets and executive leadership and management experience

Equinix 2019 Proxy Statement • GOVERNANCE	7

Charles Meyers Age: 53 Director since: Sept. 2018 Committee: Stock Award
Current role

•

Chief executive officer and president, Equinix (since Sept. 2018)

Prior business experience

•

President, strategy, services and innovation, Equinix (2017–Sept. 2018)

•

Chief operating officer, Equinix (2013–2017)

•

President, Equinix Americas (2010–2013)

•

Various positions, including group president of messaging and mobile media, and product group executive for the security and communications portfolio, VeriSign, an Internet security company now part of Symantec (2006–2010)

Qualifications

•

Perspective and experience as Equinix's chief executive officer

•

Long history with Equinix dating back to 2010 in various leadership roles

•

Extensive executive leadership experience prior to joining Equinix at technology companies

Christopher Paisley Age 66 Independent director since: July 2007 (and lead independent director since Feb. 2012) Committees: Audit, Finance, Governance and Real Estate
Current role

•

Dean's Executive Professor of Accounting, Leavey School of Business at Santa Clara University (since 2001)

Prior business experience

•

Senior vice president of finance and chief financial officer, 3Com (1985–2000)

Current public company boards (in addition to Equinix)

•

Ambarella

•

Fitbit

•

Fortinet

Past public company boards

•

Bridge Capital

•

Control4

•

YuMe

Qualifications

•

Expertise in accounting and finance

•

Experience as a chief financial officer at a technology company

•

Extensive public company board and audit committee experience

Peter Van Camp Age 63 Director since: May 2000 Committee: Governance
Current role

•

Executive chairman, Equinix (since 2007)

Prior business experience

•

Interim chief executive officer and president, Equinix (Jan. 2018–Sept. 2018)

•

Chief executive officer, Equinix (2000–2007)

•

President, Equinix (2006–2007)

•

President, UUNET, the internet division of MCI (formerly known as WorldCom) (1997–2000)

Past public company boards

•

Silver Spring Networks

Qualifications

•

Long history with Equinix dating back to 2000

•

Experience acquired as Equinix's former chief executive officer and president bring valuable perspective to the Board

•

Extensive career history at technology services, communication services, and critical infrastructure companies

The Board recommends a vote "FOR" each nominee

Equinix 2019 Proxy Statement • GOVERNANCE	8

Board composition

BOARD SIZE

Equinix's Board currently consists of nine directors. Equinix's bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at 10. Thus, there is currently one vacant seat on Equinix's Board. Equinix does not intend to fill the vacant seat at the Annual Meeting.

MAJORITY VOTE STANDARD

Our bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted "for" a director nominee must exceed the number of shares voted "against" such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee's recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

DIRECTOR INDEPENDENCE

The Board is currently composed of nine directors, seven of whom qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission applicable to the corporate governance standards for companies listed on The NASDAQ Stock Market ("NASDAQ"). The Board has determined that all the Equinix director nominees are independent within the meaning of the applicable NASDAQ listing standards, except for Mr. Meyers, Equinix's chief executive officer and president and Mr. Van Camp, Equinix's executive chairman. The Audit, Compensation, Finance, Nominating and Real Estate committees of the Board currently consist entirely of independent directors.

NOMINATION OF DIRECTORS

The Nominating Committee of the Board operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character, having business experience, and being over 21 years of age. The Nominating Committee's process for identifying and evaluating nominees is as follows. In the case of incumbent directors whose annual terms of office are set to expire, the Nominating Committee reviews such directors' overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating Committee first determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon the Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the "Guidelines"), the rules and regulations of the Securities and Exchange Commission, the rules of NASDAQ, and the advice of counsel, if necessary. The Nominating Committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will then meet to discuss and consider such candidates' qualifications and choose candidate(s) for recommendation to the Board.

There is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. In evaluating potential nominees for Board membership, the Nominating Committee considers qualification criteria, such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, skills, including

Equinix 2019 Proxy Statement • GOVERNANCE	9

financial literacy, educational background, diversity and experience, in the context of the current and anticipated needs of the Board and of Equinix as a whole. In practice, the Nominating Committee has sought members with experience relevant to our industry and current strategy. For example, in 2007 the addition of Mr. Lyons to our Board was the result of a specific search designed to add experience in real estate to our Board as we embarked on a period of major expansion; in 2013 the addition of Mr. Bartlett was designed to add further REIT experience to our Board in advance of our REIT conversion; and in 2015 the addition of Ms. Caldwell was designed to add further experience in enterprise technology to our Board as we continue to pursue the enterprise customer. The Nominating Committee understands the importance and value of diversity on the Board. Both the Guidelines and the Nominating Committee Charter require the Nominating Committee to ensure qualified women and individuals from minority groups are included in the pool from which the Board nominees are chosen.

The Nominating Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so in writing to the corporate secretary of Equinix and by providing the candidate's name, biographical data and qualifications. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

In addition, in Mar. 2016, our bylaws were amended to provide for proxy access for director nominations by stockholders (the "Proxy Access Bylaw"). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix's outstanding common shares continuously for at least three years, may nominate and include in Equinix's annual meeting proxy materials for director nominees, up to a total number not to exceed the greater of 20% of the directors then serving on the Board or two directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. The Proxy Access Bylaw was first available to stockholders for Equinix's 2017 Annual Meeting of Stockholders.

A more detailed description on the functions of the Nominating Committee can be found in the Nominating Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com.

Board operations

BOARD LEADERSHIP STRUCTURE

From 2000 to 2007, Mr. Van Camp served as both our chief executive officer and as chairman of the board. In Apr. 2007, Mr. Van Camp stepped down as Equinix's chief executive officer but retained the chairmanship of the Board as executive chairman. Following the resignation of Stephen Smith in Jan. 2018, Mr. Van Camp was appointed our interim chief executive officer and president. In Sept. 2018, Mr. Meyers was unanimously elected chief executive officer and president by the Board and Mr. Van Camp resigned from these interim roles. Mr. Van Camp continues to serve as our executive chairman. Our chief executive officer is responsible for the day-to-day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Van Camp, with his depth of experience and history with Equinix dating back to 2000, provides support and guidance to management and to Mr. Meyers as executive chairman. He also provides leadership to the Board and works with the Board to define its structure and activities needed to fulfill its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our chief executive officer is positioned as the leader of Equinix and is free to focus on day-to-day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Van Camp. We believe this structure is best for both Equinix and our stockholders.

In Feb. 2012, Mr. Paisley was designated by the Board as its lead independent director. In this role, Mr. Paisley's duties may include presiding at all meetings of the Board at which the executive chairman is not present; calling and chairing all sessions of the independent directors; preparing the agenda and approving materials for meetings of the independent directors; briefing management directors about the results of deliberations among independent directors; consulting with the executive chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules; collaborating with the executive chairman and acting as liaison between the executive

Equinix 2019 Proxy Statement • GOVERNANCE	10

chairman and the independent directors; and serving as the Board's liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. For example, the Audit, Compensation, Finance and Nominating Committees of the Board, and the Real Estate Committee of the Board, where decisions regarding our expansion and capital deployment are vetted, consist entirely of independent directors. Our independent directors regularly hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually, at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.

DIRECTOR ATTENDANCE

During the fiscal year ended Dec. 31, 2018, the Board held 18 meetings. For the fiscal year, each of the incumbent directors attended or participated in at least 83% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, that individual would separately discuss material items with Mr. Van Camp or Mr. Meyers.

BOARD COMMITTEES

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Finance Committee (formed in May 2018), the Governance Committee, the Nominating Committee, the Real Estate Committee and the Stock Award Committee, in addition to special committees that may be formed from time to time. The following table provides membership information for the incumbent directors for fiscal 2018 for such standing committees of the Board:

Name	Audit	Compensation	Finance	Governance	Nominating	Real Estate	Stock Award

Thomas Bartlett	X		X(1)

Nanci Caldwell				X(2)

Gary Hromadko	X				X	X

Scott Kriens		X			X(1)

William Luby		X			X

Irving Lyons III		X(1)	X			X	X

Charles Meyers							X(3)

Christopher Paisley	X(1)		X	X		X

Peter Van Camp				X(4)			X(5)

(1)
Committee chair.
(2)
Appointed chair in Mar. 2018.
(3)
Mr. Meyers joined the Stock Award Committee in Sept. 2018.
(4)
Mr. Van Camp was removed from the Governance Committee in Mar. 2018 while serving as interim chief executive officer and president and reinstated in Sept. 2018.
(5)
Mr. Van Camp joined the Stock Award Committee in Jan. 2018 while serving as interim chief executive officer and president and was removed from the committee in Sept. 2018.

A detailed description of the Audit Committee can be found in the section entitled, "Report of the Audit Committee of the Board of Directors," elsewhere in this proxy statement. The members of the Audit Committee in 2018 were Mr. Bartlett, Mr. Hromadko and Mr. Paisley. Mr. Paisley is chairperson of the Audit Committee and both Mr. Bartlett and Mr. Paisley are considered financial experts. During the fiscal year ended Dec. 31, 2018, the Audit Committee held nine meetings.

The Compensation Committee oversees, reviews and administers all of Equinix's compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers; approves the global guidelines for the compensation program for Equinix's non-executive employees; and approves Equinix's projected global equity usage. The Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at Equinix and considers recommendations from its consultant, Compensia, Inc. ("Compensia"), and from management regarding new compensation programs and changes to those already in existence. In addition, the Compensation Committee is consulted to approve the compensation

Equinix 2019 Proxy Statement • GOVERNANCE	11

package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Compensation Committee can be found in the Compensation Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com and in the "Compensation Discussion and Analysis" section below. The members of the Compensation Committee are Mr. Kriens, Mr. Luby and Mr. Lyons. Mr. Lyons is chairperson of the Compensation Committee. During the fiscal year ended Dec. 31, 2018, the Compensation Committee held four meetings.

The Finance Committee was established in May 2018 to assist the Board in fulfilling its responsibilities across the principal areas of corporate finance for Equinix. The Finance Committee provides oversight and assistance to management in considering such matters as Equinix's balance sheet, capital planning, and cash flow, financing needs, use of hedges and Equinix's credit ratings agency strategy and discussions with such agencies. A more detailed description of the functions of the Finance Committee can be found in the Finance Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com. The members of the Finance Committee are Mr. Bartlett, Mr. Lyons and Mr. Paisley. Mr. Bartlett is chairperson of the Finance Committee. During the fiscal year ended Dec. 31, 2018, the Finance Committee held two meetings.

The Governance Committee was established to (i) oversee the evaluation of the Board; (ii) review and consider developments in corporate governance practices and to recommend to the Board a set of effective corporate governance policies and procedures applicable to Equinix; and (iii) review and consider developments related to the Equinix Governance Risk and Compliance ("GRC") Program and to report out to the Board on GRC Program activities and recommendations. A more detailed description on the functions of the Governance Committee can be found in the Governance Committee Charter, published in the corporate governance section of Equinix's website at Equinix.com. The members of the Governance Committee are Ms. Caldwell, Mr. Paisley, and Mr. Van Camp. Ms. Caldwell is chairperson of the Governance Committee. Mr. Van Camp ceased serving on the Governance Committee while serving as interim chief executive officer and president but resumed membership after resigning from those roles. During the fiscal year ended Dec. 31, 2018, the Governance Committee held five meetings.

The Nominating Committee's functions are described above in the section entitled "Nomination of Directors." The members of the Nominating Committee are Mr. Hromadko, Mr. Kriens and Mr. Luby. Mr. Kriens is chairperson of the Nominating Committee. During the fiscal year ended Dec. 31, 2018, the Nominating Committee held one meeting.

The Real Estate Committee approves capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. All decisions are made considering a projected 10-year internal rate of return and within the context of a multi-year capital expenditure development pipeline and cash flow analysis provided by management to the Real Estate Committee. In approving real estate capital expenditures, the Real Estate Committee also considers an overview of the project and the market, including the competition, strategy, current capacity and sales pipeline. In addition, the Real Estate Committee has the authority to analyze, negotiate and approve the purchase, sale, lease or sublease of real property, approve guarantees related to real property transactions and, subject to any limitations or terms imposed by the full Board, if any, analyze, negotiate and approve real estate-related financing transactions. The members of the Real Estate Committee are Mr. Hromadko, Mr. Lyons and Mr. Paisley. During the fiscal year ended Dec. 31, 2018, the Real Estate Committee held 11 meetings.

The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals. The members of the Stock Award Committee are Mr. Lyons and Mr. Meyers. The Stock Award Committee typically does not hold meetings but acts by written consent.

BOARD RISK OVERSIGHT

Our Board's oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix's long-term organizational performance and enhance stockholder value. The involvement of the full Board in setting Equinix's business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. Our senior management attends the quarterly Board meetings,

Equinix 2019 Proxy Statement • GOVERNANCE	12

presents to the Board on strategic and other matters, and is available to address any questions or concerns raised about risk-management-related issues, or any other matters. Board members also have ongoing and direct access to senior management between regularly scheduled board meetings for any information requests or issues they would like to discuss. In addition, in Sept. 2018 the Board held a strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. The Board typically holds a meeting focused solely on strategy annually, to set the stage for the planning and development of Equinix's operating plan for the coming year.

Equinix has completed a global risk assessment to identify key strategic, operational, financial and regulatory compliance risks and will continue to evaluate such risks. These risks have been communicated to and assessed by Equinix's executive management, the Governance Committee and the full Board. The Board received an enterprise risk briefing in Sept. 2018 in connection with its strategy meeting and is scheduled to receive its next enterprise risk briefing in Sept. 2019. Additionally, in 2018 the full Board received a briefing on cybersecurity. Briefings on cybersecurity, as well as other enterprise risks, will also be provided in 2019.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Governance Committee oversees Equinix's GRC Program, formally launched in 2013. In connection with this oversight, the Governance Committee receives quarterly updates on key issues, such as enterprise risk management, business continuity and disaster recovery planning, cybersecurity and regulatory compliance. The Governance Committee evaluates the effectiveness of risk mitigation capabilities identified in these areas and monitors for emerging risks. Equinix's chief compliance officer, as leader of the GRC Program, reports on the program to the Governance Committee.

In addition, the Audit Committee's charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix's exposure to risk, including Equinix's major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and the independent auditors. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.

In setting compensation, the Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. For more information, please read "Compensation policies and practices risk assessment."

Finally, the Real Estate Committee manages risk by evaluating real estate expansion opportunities and the deployment of capital within the context of Equinix's overall business and financial strategy and financial picture, and the newly formed Finance Committee oversees risks related to Equinix's balance sheet.

The Board believes that the risk management processes in place for Equinix are appropriate.

BOARD ONBOARDING PROGRAM

Equinix has an onboarding program, overseen by the Governance Committee, to introduce new Board members to Equinix and the Board. The program includes orientation sessions on the Board's structure and processes, Equinix's compliance environment, and the business.

INVESTOR ENGAGEMENT

Equinix pursues engagement with stockholders throughout the year to best understand and address the issues that matter to our stockholders.

During 2018, we met with numerous investors around the world by attending or hosting over 30 investor conferences, non-deal roadshows, and investor group events, including our biennial Analyst Day in New York City in June. Certain investors also requested engagement meetings to discuss topics related to environmental, social and governance ("ESG") issues, including our two largest stockholders, Vanguard, who met with Mr. Lyons and

Equinix 2019 Proxy Statement • GOVERNANCE	13

Mr. Paisley, as Compensation Committee Chair and lead independent director, respectively, and Blackrock, who met with Mr. Van Camp, our executive chairman. Additionally, we proactively reached out for meetings with our 25 largest stockholders in the fall of 2018 to discuss our corporate governance model and other ESG topics and solicit feedback; all meetings that resulted were attended by Mr. Van Camp. We plan to conduct a similar outreach in 2019.

For information about how to contact our Board please see the section below entitled "Stockholder communications with the Board of Directors."

Other governance policies and practices

CORPORATE GOVERNANCE GUIDELINES

The Board follows its Guidelines published on the corporate governance section of Equinix's website at Equinix.com. The Guidelines reflect the Board's dedication to monitoring the effectiveness of policy and decision-making at the Board level. In conjunction with the Governance Committee, the Board will continue to monitor the effectiveness of the Guidelines.

CODE OF ETHICS AND BUSINESS CONDUCT

The Board has adopted (1) a Code of Business Conduct which applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the corporate governance section of Equinix's website at Equinix.com. In addition, anonymous reporting hotlines have been established to facilitate reporting of violations of financial and non-financial policies. Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior Financial Officers, we may disclose such amendment or waiver on the corporate governance section of Equinix's website at Equinix.com.

STOCK OWNERSHIP GUIDELINES

In its Guidelines, the Board has established a stock ownership requirement for Equinix's non-employee directors to encourage them to have a significant financial stake in Equinix. The Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix's common stock, including exercised stock options, vested restricted stock units ("RSUs") and deferred RSUs. Non-employee directors serving on the Board as of Nov. 17, 2010 had until Dec. 31, 2015 to comply with the requirement, and new non-employee directors will have five years from the date of their election to the Board to comply. Compliance with this requirement is measured annually at the end of each fiscal year. All directors subject to the guidelines were in compliance as of Dec. 31, 2018.

Stock ownership guidelines for our chief executive officer and his direct reports have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary. The target ownership level for our chief executive officer is three times his annual salary; for all others, the target ownership level is one time their annual salary. Newly hired or promoted executives have up to five years to obtain compliance. Compliance with this requirement is measured annually at the end of each fiscal year. All executives subject to the guidelines were in material compliance as of Dec. 31, 2018.

NO HEDGING POLICY

Equinix's Securities Trading Policy prohibits our Board members, officers, employees and consultants from engaging in hedging transactions related to Equinix's common stock.

Equinix 2019 Proxy Statement • GOVERNANCE	14

RECOUPMENT POLICY

In Nov. 2016, the Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by applicable securities laws). The policy states that the Board may require the return, repayment or forfeiture of any cash or equity-based incentive compensation payment or award received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirements under the securities laws and if certain other conditions are met.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties may contact the Board by sending correspondence to the attention of Equinix's corporate secretary, c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA, 94065. Any mail received by the corporate secretary, except improper commercial solicitations, will be forwarded to the members of Equinix's Audit Committee for further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix's annual stockholder meetings. At Equinix's 2018 Annual Meeting, Mr. Van Camp was in attendance and available for questions.

2018 Director compensation

Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board.

In setting director compensation, Equinix considers the competitive compensation market for directors in the high-technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix. Compensia conducts a detailed review of Equinix's director compensation program every two years, with an abbreviated review in the off years, and presents its findings to the Compensation Committee. The most recent detailed review occurred in Dec. 2018 and covered the design of the current program as compared to peer practices, using the same peers used for executive compensation decisions, and the alignment of total compensation and individual pay elements to this market. Based on this review, certain changes to the 2018 program were recommended by the Compensation Committee to the full Board as described further below.

Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2018, the annual retainer was $60,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2018, payable quarterly in arrears:

Committee	Chairperson	Member

Audit	$30,000	$15,000

Compensation	$25,000	$12,500

Finance	$12,500	$5,000

Governance	$12,500	$5,000

Nominating	$12,500	$5,000

Real Estate	$15,000	$5,000

Equinix 2019 Proxy Statement • GOVERNANCE	15

Currently, non-employee directors only receive meeting fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. For 2018, the committee meeting fees and the threshold number of meetings that must be attended before any meeting fees are paid were:

Committee	Chairperson	Member	Threshold Number of Meetings

Audit	$5,000	$3,000	12

Compensation	$5,000	$3,000	8

Finance	$5,000	$3,000	4

Governance	$5,000	$3,000	5

Nominating	$5,000	$3,000	5

Real Estate	$5,000	$3,000	6

Other	$5,000	$3,000	6

The Board has also designated a lead independent director who earned a $25,000 annual retainer in 2018.

Non-employee directors receive automatic grants of RSUs. At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting is automatically granted an award of RSUs. For fiscal 2018, the grant date fair value of these annual awards was $250,000. The automatic RSU awards become fully vested on the earlier of (i) the first anniversary of Equinix's immediately preceding annual meeting of stockholders or (ii) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. In addition, each non-employee director receives a prorated award of RSUs upon joining the Board with a grant date fair value of $250,000. The proration is based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix's immediately preceding annual meeting of stockholders divided by (y) 365. The number of shares subject to each RSU award is determined by dividing the specified dollar value of the award by the closing price of Equinix's common stock on the date of grant. The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control; in the event of the non-employee director's death, the portion of the RSUs that would have become vested on the next scheduled vesting date will become fully vested. Directors accrue dividend equivalent units on their RSUs. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix's 2000 Equity Incentive Plan. Our stock ownership guidelines for non-employee directors are described above.

The following table sets forth all of the compensation awarded to, earned by or paid to each non-employee director who served during fiscal year 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)

Thomas Bartlett	83,333	249,977	333,310

Nanci Caldwell	70,667	249,977	320,644

Gary Hromadko	100,000	249,977	349,977

Scott Kriens	85,000	249,977	334,977

William Luby	77,500	249,977	327,477

Irving Lyons III	105,333	249,977	355,310

Christopher Paisley	140,333	249,977	390,310

1.
Amounts listed in this column include the annual retainers for Board and committee service. Board and committee retainers are prorated based on the number of days the director served during the year. Mr. Hromadko, Mr. Lyons and Mr. Paisley received additional fees for their attendance at real estate committee meetings in 2018. The amount in this column for Mr. Paisley also includes a $25,000 retainer for service as lead independent director.
2.
Reflects RSUs covering 629 shares granted to each non-employee director on the date of our annual stockholders' meeting in June 2018.
3.
Reflects the aggregate grant date fair value of the RSU awards granted to the director in 2018 computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 22, 2019 for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
4.
As of Dec. 31, 2018, Mr. Bartlett, Ms. Caldwell, Mr. Hromadko, Mr. Kriens, Mr. Luby, Mr. Lyons and Mr. Paisley each held 629 unvested RSUs (including accrued dividend equivalent units).

Equinix 2019 Proxy Statement • GOVERNANCE	16

In 2018, Mr. Van Camp was our executive chairman and also served as our interim chief executive officer and president from Jan. to Sept. Mr. Van Camp's compensation for 2018 is reflected in the 2018 Summary Compensation Table elsewhere in this proxy statement. Mr. Van Camp did not receive any additional compensation for services provided as a director. Mr. Meyers, our chief executive officer and president from Sept. 2018 through Dec. 2018 also did not receive any additional compensation for services provided as a director.

In Dec. 2018, Compensia presented its detailed review of Equinix's director compensation program to the Compensation Committee. Based on this review, changes to the current program were recommended by the Compensation Committee to the full Board, which approved such changes in Dec. 2018. The changes, which were effective as of Jan. 1, 2019 and will be reflected in 2019 director compensation, were as follows:

  •
  An increase in the annual retainer from $60,000 to $70,000;
  •
  An increase in the lead independent director annual retainer from $25,000 to $30,000;
  •
  An increase in the Governance Committee annual retainers to $20,000 (chairperson) and $10,000 (member);
  •
  An increase in the Real Estate Committee annual retainers to $25,000 (chairperson) and $12,500 (member);
  •
  An increase in the Real Estate Committee threshold number of meetings from 6 to 8; and
  •
  An increase in the Finance Committee threshold number of meetings from 4 to 6.

Equinix 2019 Proxy Statement • GOVERNANCE	17

Equinix stock ownership

The following table sets forth, as of Apr. 1, 2019, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than 5% of Equinix's outstanding shares of common stock, (ii) each of Equinix's directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares	Percentage of Total

Thomas Bartlett	5,742	*

Nanci Caldwell(1)	2,267	*

Mike Campbell	3,828	*

Gary Hromadko	169,822	*

Scott Kriens(2)	86,788	*

William Luby(3)	46,254	*

Irving Lyons III(4)	23,669	*

Charles Meyers	6,164	*

Christopher Paisley(5)	19,712	*

Eric Schwartz	3,491	*

Karl Strohmeyer	3,791	*

Keith Taylor	25,745	*

Peter Van Camp	6,544	*

The Vanguard Group(6) 100 Vanguard Blvd, Malvern, PA 19355	10,172,249	12.10%

BlackRock Fund Advisors(7) Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055	5,953,126	7.08%

All current directors and executive officers as a group (14 persons)(8)	412,763	*

*
Less than 1%.
1.
Includes 629 unvested shares and 566 vested shares pursuant to RSUs as to which Ms. Caldwell has deferred the settlement of until a later date.
2.
Includes 629 unvested shares and 6,239 vested shares pursuant to RSUs as to which Mr. Kriens has deferred the settlement of until a later date.
3.
Includes 629 unvested shares and 8,428 vested shares pursuant to RSUs as to which Mr. Luby has deferred the settlement of until a later date. Mr. Luby disclaims beneficial ownership of 5,000 shares held in the Luby Family Trust except to the extent of his pecuniary interest therein.
4.
Includes 629 unvested shares and 2,208 vested shares pursuant to RSUs as to which Mr. Lyons has deferred the settlement of until a later date.

5.
Includes an aggregate of 845 shares held in trusts for Mr. Paisley's children and a brother.
6.
Based on a Schedule 13D filed with the Securities and Exchange Commission as of Dec. 31, 2018. Includes 10,172,249 shares that are owned directly, 98,422 shares with sole voting power and 10,054,866 shares with dispositive power by The Vanguard Group Inc., an investment advisor. The total amount beneficially owned by The Vanguard Group is 10,172,249 shares.
7.
Based on a Schedule 13D filed with the Securities and Exchange Commission as of Dec. 31, 2018. Includes 5,953,126 shares that are owned directly, 5,286,017 shares with sole voting power and 5,953,126 shares with dispositive power by BlackRock Inc., an investment advisor. The total amount beneficially owned by BlackRock Fund Advisors is 5,953,126 shares.
8.
Includes 17,441 shares pursuant to RSUs as to which settlement has been deferred until a later date.

Equinix 2019 Proxy Statement • GOVERNANCE	18

Related party transactions

APPROVAL OF RELATED PARTY TRANSACTIONS

Per its written charter, Equinix's Audit Committee is responsible for reviewing all related party transactions in accordance with the rules of NASDAQ. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.

We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests. To identify related party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors to update their list of companies they are affiliated with on a quarterly basis to help us identify related party transactions.

Finally, our Code of Business Conduct establishes corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix's chief executive officer, chief legal officer or chief compliance officer, provided that waivers for executive officers or directors may only be granted by the Board or by one of its committees.

The Audit Committee Charter and the Code of Business Conduct are available on the corporate governance section of Equinix's website at Equinix.com.

RELATED PARTY TRANSACTIONS FOR 2018

The Vanguard Group, Inc. was a holder of greater than 5% of our outstanding common stock during the 2018 fiscal year. In 2018, revenues from entities affiliated with The Vanguard Group, Inc. totaled approximately $2,623,000.

BlackRock Inc. was a holder of greater than 5% of our outstanding common stock during the 2018 fiscal year. In 2018, revenues from entities affiliated with BlackRock Inc. totaled approximately $1,126,000.

Our independent director, Mr. Bartlett, is the executive vice president and chief financial officer of American Tower Corporation. In 2018, revenues from American Tower totaled approximately $408,000.

A son of our independent director, Mr. Paisley, is employed by Equinix. In 2018, Mr. Paisley's son received total compensation ranging between $125,000 and $150,000, including salary, incentive plan compensation and RSU vesting income. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities.

Equinix 2019 Proxy Statement • GOVERNANCE	19

Executive officers

The following are our executive officers (as defined by applicable securities laws) of Equinix, their ages as of Apr. 1, 2019, their positions and offices held with Equinix, and certain biographical information. All serve at the discretion of the Board.

Mike Campbell Age 53 Chief Sales Officer (since 2016)
 Prior business experience

•

Senior vice president of sales, Equinix Americas (2015–2016)

•

Various sales management positions, most recently as senior vice president of sales, Symantec (2010–2015)

•

Vice president, sales, Verisign Americas, Verisign, prior to its merger into Symantec (2004–2010)

Brandi Galvin Morandi Age 46 Chief Legal and Human Resources Officer and Corporate Secretary (since 2019)	Prior business experience • Chief legal officer, general counsel and secretary, Equinix (2003–2019) • Corporate attorney, Gunderson Dettmer (1997–2003)

Karl Strohmeyer Age 47 Chief Customer and Revenue Officer (since 2019)
 Prior business experience

•

President, Equinix Americas (2013–2019)

•

Various roles, including group vice president, Level 3 North American enterprise group, Level 3, a communications services company (2001–2013)

•

Various executive positions, NetRail, an internet services company (1998–2001)

Keith Taylor Age 57 Chief Financial Officer (since 2005)
 Prior business experience

•

Various roles, including vice president, finance and chief accounting officer, Equinix (2001–2005)

•

Director of finance and administration, Equinix (1999–2001)

•

Vice president finance and interim chief financial officer, International Wireless Communications, an operator, owner and developer of wireless communications networks (1996–1999)

Equinix 2019 Proxy Statement • GOVERNANCE	20

COMPENSATION

PROPOSAL 2 — Advisory non-binding vote on executive compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") contains a provision that is commonly known as "Say-on-Pay." Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the 2018 compensation of our named executive officers as disclosed in this proxy statement. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Our executive compensation program is tied directly to the performance of the business to ensure strong growth and value creation for stockholders using metrics we believe best indicate the success of our business. Please read "Compensation discussion and analysis" and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.

Accordingly, we ask that you vote "FOR" the following resolution:

"RESOLVED, that the stockholders of Equinix, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement."

This advisory vote on executive compensation is not binding on us. However, the Board and the Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

The Board recommends a vote "FOR" proposal 2

Equinix 2019 Proxy Statement • COMPENSATION	21

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation roadmap

Executive Compensation and Related Information

 How did we perform and what are our practices?

     Compensation Discussion and Analysis

        Introduction

        Executive Summary

        2018 Executive Compensation Program

       Principal Elements of Executive Compensation

        Accounting and Tax Considerations

Compensation Committee Report	22 22 22 23 25 27 32 32

How were our CEO and NEOs compensated?

     Summary Compensation Table

     2018 Grants of Plan-Based Awards

     Outstanding Equity Awards at 2018 Fiscal Year-End

     2018 Option Exercises and Stock Vested

     Potential Payments Upon Termination or Change-in-Control

        Severance Agreements

        Equity Vesting Acceleration

     CEO to Median Employee Pay Ratio

33 34 36 37 37 37 39 42

What are our policies and compliance?

 Compensation Policies and Practices Risk Assessment

 Compensation Committee Interlocks and Insider Participation

 Equity Compensation Plan Information

 Section 16(a) Beneficial Ownership Reporting Compliance

40 41 41 42

Compensation discussion and analysis

Introduction

This Compensation Discussion and Analysis ("CD&A") describes Equinix's executive compensation policies and decisions for the individuals who served as our chief executive officer and chief financial officer during 2018, as well as the other individuals included in the 2018 Summary Compensation Table in this proxy statement, who are collectively referred to as the named executive officers.

Those individuals are:

•
Charles Meyers—Chief Executive Officer (Sept.–Dec. 2018)
•
Stephen Smith—Chief Executive Officer (Jan. 2018)
•
Peter Van Camp—Interim Chief Executive Officer (Jan.–Sept. 2018)
•
Keith Taylor—Chief Financial Officer
•
Mike Campbell—Chief Sales Officer
•
Eric Schwartz—President, EMEA for 2018
•
Karl Strohmeyer—President, Americas for 2018

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	22

In Sept. 2018, Mr. Meyers was appointed chief executive officer, following the departure of Mr. Smith in Jan. 2018. Mr. Van Camp served as chief executive officer in the interim. Prior to his appointment, Mr. Meyers served as Equinix's president, strategy, services and innovation.

Effective Apr. 12, 2019, Mr. Strohmeyer was appointed Chief Revenue and Customer Officer of Equinix and is no longer President, Americas. Also effective Apr. 12, 2019, Mr. Schwartz was appointed Chief Strategy and Development Officer of Equinix and is no longer President, EMEA.

Executive Summary

Overview

Our executive compensation program is tied to the performance of the business to drive strong growth and value creation for stockholders using metrics we believe best indicate the success of our business.

In 2018, our compensation program for the named executive officers consisted primarily of base salary, annual incentive compensation, and long-term incentive compensation in the form of time and performance-based restricted stock units ("RSUs"), for total potential compensation approved in Feb. 2018 as illustrated on the graphic below.

All NAMED EXECUTIVE OFFICERS
AVERAGED1

For 2018, excluding a time-based award granted to Mr. Meyers in connection with his appointment as chief executive officer, 100% of our short-term and 75% of our long-term incentives (assuming the maximum award sizes were earned) for our named executive officers were performance-based and at-risk, dependent on annual revenue and adjusted funds from operations2 ("AFFO") growth, along with relative total stockholder return ("TSR") achievement against the IWB Russell 1000 Index Fund (the "Russell 1000"). Annual revenue and AFFO were used as performance metrics in both short and long-term incentives as we believed these measures to be the most critical in driving stockholder value and reflect the current strategy of Equinix – sensible growth. This emphasis on annual revenue and AFFO was also mitigated by the addition of TSR as a metric under the long-term program.

2018 Results

The 4th quarter of 2018 was our 64th consecutive quarter of revenue growth. For the full year of 2018, we delivered revenue growth of 16% and AFFO growth of 15%, on an as-reported basis, over strong 2017 results. Our revenue growth was 9% and our AFFO growth was 6% on a normalized and constant currency basis. These results are reflected in the 2018 compensation of our named executive officers.

1
Reflects the market value of the RSU awards on the grant date of Feb. 27, 2018. Assumes the maximum size award is earned under the 2018 annual incentive plan and the maximum number of shares is earned under the performance-based RSU awards. Excludes a time-based award granted to Mr. Meyers in connection with his appointment as chief executive officer in Sept. 2018.
2
AFFO represents funds from operations ("FFO"), excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. For a reconciliation of our GAAP to non-GAAP financial measures, please refer to pages 56-60 of our Annual Report on Form 10-K filed with the Securities Exchange Commission on Feb. 22, 2019.

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REVENUES	AFFO

Governance

Our executive compensation philosophy is complemented by the following governance best practices:

•
We have a policy on recoupment of incentive compensation which applies to those persons who are designated by the Board as "officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. The policy states that the Board may require the return, repayment or forfeiture of any cash or equity-based incentive compensation payment or award received by any such current or former officer during the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirements under the securities laws and if certain other conditions are met
•
Our chief executive officer and his direct reports are subject to stock ownership guidelines, at a level of three times and one time base salary, respectively
•
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix's securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts
•
Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis
•
Named executive officers at Equinix are not offered any significant perquisites or tax gross-ups, other than in connection with a relocation or international assignment
•
Our Compensation Committee is comprised solely of independent members
•
An independent compensation consultant, Compensia, is retained directly by the Compensation Committee and performs no other work for Equinix
•
The Compensation Committee reviews tally sheets when making executive compensation decisions
•
In Mar. 2019, we conducted a risk assessment of our compensation programs and presented the results to the Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix

Say on Pay 2018

In 2018, we held our annual stockholder advisory vote on executive compensation. The proposal received significant stockholder support, with more than 95% of shares represented in person or by proxy at the meeting, and entitled to vote on the matter, voting in favor of our program. The voting results did not result in any material changes to our executive compensation program design for 2019.

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AFFO/Share Added as Performance Metric for 2019

In Feb. 2019, our Compensation Committee approved 2019 compensation for our executives, including our named executive officers. In a change for 2019, the metric of AFFO per share of common stock ("AFFO/Share") will be used instead of AFFO as a performance metric under our 2019 incentive plan, applying to all eligible employees, and 50% of our executive performance RSUs. This change was made to further align executive and employee incentives with the interests of our stockholders.

2018 Executive Compensation Program

2018 Program Philosophy and Objectives

Our executive compensation philosophy for 2018 was to provide competitive total rewards programs globally to attract and retain top talent, utilizing a pay-for-performance strategy at both the company and the individual level. Consistent with our compensation philosophy, a significant percentage of each executive officer's total compensation is tied to performance, as illustrated by the potential pay mix described above.

2018 Pay Positioning

In making compensation decisions for 2018, the Compensation Committee assessed compensation levels against data provided by its consultant, Compensia, and approved compensation plans and arrangements taking into account our competitive market for talent, including a peer group of companies against which we compare our performance and executive compensation programs.

For 2018 executive compensation, our goal was to provide base salary targeted at the 50th percentile and total cash compensation targeted between the 50th and 75th percentiles of market competitive pay practices, if targeted levels of performance were achieved under the annual cash incentive plan. We generally targeted executive long-term equity compensation between the 75th-90th percentiles of market competitive pay practices, to aggressively align executive performance and rewards to company results and stockholder interests. We believe our company's strong performance in recent years, and the fact that a significant percentage of each executive officer's total compensation is tied to performance and thus "at risk," supports our target pay positioning.

We use peer group survey data, proxy statement data and technology industry survey data to define our competitive market. With the assistance of Compensia, a preliminary list of peer group companies was selected to establish the competitive market for the 2018 compensation of our executive officers in June of 2017. In developing the peer group, the Compensation Committee decided to retain its prior approach to peer group selection, and oriented the peer group primarily towards technology companies with similar financial characteristics (to reflect Equinix's competitive market), but included some "technology REITs" to provide a more balanced market perspective. Technology companies and REITs with revenue of approximately 0.5-2.0x Equinix's last four quarters of revenue and market capitalization of approximately 0.33-3.0x Equinix's then-current market capitalization were considered in developing the peer group. Our peer group is reviewed annually to ensure it reflects changes in our market and competitors for business and talent. For 2018 compensation decisions, our peer group consisted of the following 16 companies:

• Adobe Systems	• Cerner	• Electronic Arts	• Juniper Networks
• Akamai Technologies	• Citrix Systems	• F5 Networks	• Prologis
• American Tower	• Crown Castle Intl.	• Intuit	• Red Hat
• Autodesk	• Digital Realty Trust	• Iron Mountain	• Synopsys

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In addition, recognizing the importance of considering REIT industry pay practices, with the assistance of Compensia, a REIT-only list was developed to review REIT-specific practices regarding compensation plan design, consisting of the five REITs in the peer group plus 16 additional REITs of comparable size:

• American Tower	• General Growth Properties	• Simon Property Group
• AvalonBay Communities	• HCP	• SL Green Realty
• Boston Properties	• Host Hotels & Resorts	• The GEO Group
• CoreCivic	• Iron Mountain	• Ventas
• Crown Castle	• Prologis	• Vornado Realty Trust
• Digital Realty Trust	• Public Storage	• Welltower
• Equity Residential	• SBA Communications	• Weyerhaeuser

The Compensation Committee reviews the executive compensation levels of our executive officers at least annually to determine positioning to the competitive market. If an element of compensation is found to be below the desired target level, a recommendation may be made by the chief executive officer, or by the executive chairman in the case of the chief executive officer, to adjust that element of compensation in light of our compensation philosophy and individual performance. Likewise, if the review shows an element of our compensation to be above the desired target level, that data is also taken into consideration in determining compensation position and movement for that individual. Our philosophy is not to reduce compensation, but instead to work with the various elements comprising total compensation to slow or freeze an element's growth to achieve the desired level of targeted total compensation. In 2017, we participated in the AON/Radford High Technology compensation survey and used peer market data from a subset of the survey to benchmark our executive positions for 2018 compensation decisions.

2018 Compensation-Setting Process

In addition to reviewing executive officers' total target compensation against the competitive market, the Compensation Committee also considers recommendations from the chief executive officer regarding each compensation element for the executive officers who report directly to him based on the competitive market data for such roles, or the market data for comparable roles when exact matches are not available, internal team comparisons, and his assessment of individual performance. The chief executive officer, as the manager of the executive team, assesses the named executive officers' contributions to Equinix's performance and makes a recommendation to the Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than himself. Each element of compensation is recommended to the Compensation Committee based upon the individual's performance, as well as internal equity within the framework established through the competitive market data. The Compensation Committee meets to evaluate, discuss and modify or approve these recommendations based on their own judgment. For 2018, the Compensation Committee, conducted a similar evaluation for Mr. Van Camp as the then-current interim chief executive officer, and approved his compensation elements for 2018.

Members of management support the Compensation Committee in its work by preparing periodic analysis and modeling related to the compensation programs and providing frequent updates on programs that fall under the Compensation Committee's responsibility. In addition, the Compensation Committee has the exclusive authority under its charter to engage the services of independent outside counsel, consultants, accountants and other advisers to assist it in carrying out its duties. Since 2006, the Compensation Committee has engaged the services of Compensia as its independent consultant to advise it on matters related to compensation for executive officers and other key employees, and on best practices to follow as they review and make decisions on Equinix's compensation programs. Equinix's chief executive officer attends most Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Compensation Committee for review and approval.

In connection with the 2018 compensation decisions, in Oct. 2017, Compensia presented to the Compensation Committee a detailed executive compensation analysis, assessing Equinix's current executive pay and financial performance as compared to our peer group. For our executive officers, including the named executive officers, Compensia identified any gaps between the current and target pay positioning and presented market competitive data for each position for base salary, target annual incentive compensation opportunity, long-term incentive

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compensation and target total direct compensation, to provide a framework and guide for making individual compensation decisions. Compensia also presented to the Compensation Committee an equity compensation market review, comparing the practices of our peer group in terms of equity usage and equity program design.

In Dec. 2017, Compensia provided the Compensation Committee with "tally sheets" outlining the total dollar compensation paid to each named executive officer in 2014, 2015, 2016 and 2017, including base salary, annual incentive compensation, long-term equity compensation and other compensation. The Compensation Committee used the tally sheet information as a basis for understanding the potential impact of recommended changes to the elements of our executive compensation program and to evaluate the degree to which unvested shares held by a named executive officer encouraged retention.

In Feb. 2018, the Compensation Committee considered executive compensation program design considerations and recommendations and approved compensation for the named executive officers, including the compensation elements for then-current interim chief executive officer, Mr. Van Camp and for Mr. Meyers who was at that time serving as president, strategy, services and innovation.

In Sept. 2018, the Compensation Committee, after consultation with Mr. Van Camp and Compensia, approved the following compensation package for Mr. Meyers in connection with his appointment as chief executive officer and president: a base salary of $1,000,000, a target bonus under the 2018 incentive plan of up to 130% of his new base salary, pro-rated to reflect his service for 2018, and a grant of 11,567 RSUs. These RSUs are subject to forfeiture in the event that Mr. Meyers's service with Equinix terminates before the shares vest, measured as follows: 16.667% of the RSUs vested on Mar. 1, 2019 and an additional 16.667% of the RSUs shall vest on each Sept. 1st and Mar. 1st thereafter until fully vested. Mr. Meyers was also granted relocation assistance to assist with his move to our headquarters in Redwood City, CA in an amount of $300,000.

Compensia continues to advise the Compensation Committee on an ongoing basis, and a representative from the firm attends most Compensation Committee meetings. In 2018, Compensia performed its annual market review of executive pay practices, perquisites and benefits, as discussed above, and director compensation. Compensia also provides routine updates to the Compensation Committee regarding legal and regulatory trends. In 2018, Compensia also provided the Compensation Committee with modeling and recommendations for Equinix's equity program. The Compensation Committee has assessed the independence of Compensia pursuant to Securities and Exchange Commission rules and concluded that Compensia's work for the Compensation Committee does not raise a conflict of interest.

Principal Elements of Executive Compensation

Base Salary

Base salary for the named executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation data and individual performance. In Feb. 2018, based on the executive compensation assessment from Oct. 2017 and the recommendations of the then-current interim chief executive officer (except with respect to his own salary which was decided by the Compensation Committee)), base salaries for our named executive officers were approved by the Compensation Committee, effective Feb. 18, 2018, as follows:

Name	Prior Salary	New Salary	Increase

Charles Meyers	$632,000	$660,000[1]	4.4%

Peter Van Camp	$350,000	$750,000[2]	114%

Keith Taylor	$650,000	$680,000	4.6%

Mike Campbell	$450,000	$485,000	7.8%

Eric Schwartz	$511,000	$540,000[3]	5.7%

Karl Strohmeyer	$475,000	$510,000	7.4%

1
Note that this salary was approved for Mr. Meyers in connection with his then current role of president, strategy, services and innovation. His salary increased from $660,000 to $1,000,000 in connection with his appointment as chief executive officer and president in Sept. 2018. His prorated salary for the year can be found in the Summary Compensation Table elsewhere in this proxy statement.
2
Mr. Van Camp's prior salary was for his role of executive chairman; his new salary was for his role as interim chief executive officer and president.
3
Salary presented to the Compensation Committee in Feb. 2018. Actual salary paid in local currency.

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For 2018, named executive officer salaries were positioned at the 50th market percentile based on our philosophy for cash compensation. The base salary increases were based primarily on the aggressive continued upward movement of base salaries in the competitive market (which reflects continued growth by us and the peer group), along with our desire to keep total cash compensation aligned to our philosophy and individual performance considerations.

Annual Incentive Compensation

Annual incentive compensation for the named executive officers is linked to the attainment of Equinix's corporate growth goals and is not tied to individual performance (although the Committee retains discretion to adjust payouts). This focus on team performance at the executive level is designed to align senior leaders towards common goals. Accordingly, in Feb. 2018, the Compensation Committee adopted the 2018 incentive plan, pursuant to which the named executive officers were eligible to earn an annual cash bonus. Under the 2018 incentive plan, the Compensation Committee assigned each named executive officer an annual target bonus opportunity tied to the achievement of specific goals related to revenue and AFFO that tied to the 2018 operating plan approved by the Board. These goals included results from certain recently closed acquisitions and were reflective of projected bookings growth based on an assessment of our addressable market, together with what we had experienced in prior years, while taking into account the available inventory in each of our markets. The goals also contemplated strong growth in the U.S., Europe and Asia, investment in headcount and key areas to scale Equinix to the appropriate operating level, continued expansion in key markets where inventory was limited or would become limited during the year, and where we saw customer demand, and distributions to our stockholders. Because there would be no incentive plan pool if revenue and AFFO were 95% or less than the operating plan target, annual incentive compensation was 100% at risk. Additionally, the payout for each named executive officer was capped at 100% of the annual target bonus.

Achievement under the 2018 incentive plan was adjusted for fluctuations in foreign currencies against the foreign currency rates used in the 2018 operating plan and for certain acquisitions and other normalizing items not contemplated by Equinix at the time of grant. Achievement was also adjusted for approved incremental spend in 2018. All adjustments were authorized under the 2018 incentive plan.

Based on the results below, Equinix funded the 2018 incentive plan at 95% for all employees, including the named executive officers.

Metric	Weighting	Target	Reported Results	Adjusted Results*

Revenue	50%	$5,037 million	$5,072 million	$5,010 million

AFFO	50%	$1,681 million	$1,659 million	$1,675 million

*
Adjusted for certain acquisitions and one-time events and excluding the impact of fluctuations in foreign currencies against the foreign currency rates applied in the 2018 operating plan as described above. For a reconciliation of GAAP to non-GAAP financial measures, please refer to pages 56-60 of our Annual Report on Form 10-K filed with the Securities Exchange Commission on Feb. 22, 2019.

The target bonus opportunity set for each named executive officer was based on the target bonuses for comparable positions in our competitive market, targeting the 50th–75th percentiles for total cash compensation, and was stated in terms of a percentage of the named executive officer's base salary. For 2018, the Compensation Committee approved increases in the target bonus opportunities for each of the named executive officers to keep their target total cash compensation, including salary and variable pay mix, on pace with the

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competitive market. Under the 2018 annual incentive plan, target bonus opportunities, as a percentage of base salary, and bonus awards (calculated based on salary in effect at year-end) were as follows:

Name	2017 Bonus Opportunity (% Base Salary)	2018 Bonus Opportunity (% Base Salary)	Bonus Award Paid (95% of Target)

Charles Meyers	100%	110%[1]	$859,834[1]

Peter Van Camp	75%	130%[2]	$926,250

Keith Taylor	100%	110%	$710,600

Mike Campbell	85%	90%	$414,675

Eric Schwartz	85%	90%	$450,388[3]

Karl Strohmeyer	85%	90%	$436,050

1
Note that this bonus opportunity was approved for Mr. Meyers in connection with his then current role of president, strategy, services and innovation. His bonus opportunity increased from 110% to 130% in connection with his appointment as chief executive officer and president. The bonus awarded reflects proration based on the two roles he served in 2018.
2
Mr. Van Camp's prior bonus opportunity was for his role of executive chairman; his new bonus opportunity was for his role as interim chief executive officer and president.
3
Mr. Schwartz's bonus award paid in local currency has been converted from euro to US dollars using an exchange rate of 1.1404.

Long-Term Equity Compensation

The Compensation Committee believes that stock awards with performance-based vesting encourage executive performance by focusing on long-term growth and profitability, which it believes are the primary drivers of stockholder value creation. Generally, a market competitive equity award is made in the year that an executive officer commences employment with Equinix. Thereafter, additional "refresh" awards are generally made during the first quarter of each year. The size of each award is based upon consideration of a number of factors, including consideration of the individual's position with Equinix, their potential for future responsibility and promotion, their individual performance in the recent period, Equinix's performance in the recent period, the competitive marketplace trends, internal equity and the retention value of unvested shares held by the individual at the time of the new grant. In general, given the heavy at-risk performance orientation, the desired pay position for long-term equity compensation for executives is between the 75th-90th percentiles of the competitive market data.

Our equity awards also accrue dividend equivalents, which vest on the same schedule as the underlying award and are settled in cash, and therefore no dividend equivalents are paid on awards unless and until the underlying award becomes earned and vested.

In Feb. 2018, the Compensation Committee discussed long-term incentive compensation awards in the form of RSUs for the executive officers, including the named executive officers, and determined that for 2018, relative TSR would be kept as a performance metric for 25% of long-term incentive compensation for executive officers (the "TSR Performance-Based Award") as a means of further aligning management incentives and stockholder interests. Additionally, a time-based award (the "Time-Based Award") represented 25% of long-term incentive compensation. The Compensation Committee believed that having a limited percentage of long-term compensation allocated to time-based awards was an appropriate retention balance with our performance-based awards, while still tying executives' interests to our stock price performance over the vesting schedule. The remaining 50% of long-term incentive compensation would be based on revenue and AFFO performance (the "Revenue-AFFO Performance-Based Award"). The allocations between the types of awards assumed maximum performance was attained under the performance awards.

In Feb. 2018, the Compensation Committee considered proposals for RSU awards, including proposed award sizes, and granted a Revenue-AFFO Performance-Based Award, a TSR Performance-Based Award and a Time-Based Award to each of the executive officers. While the Compensation Committee approved maximum award amounts at or near the top end of the market, the Compensation Committee believed this was appropriate because achieving maximum payout under both the Revenue-AFFO Performance-Based Award and the TSR

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Performance-Based Award would/will require significant over-performance by Equinix. The following table presents the maximum number of RSUs that could/can be earned under each RSU award, as follows:

Name	Revenue-AFFO Performance-Based Award (#)	TSR Performance- Based Award (#)	Time-Based Award (#)

Charles Meyers	7,439	3,720	3,719

Peter Van Camp	6,199	3,100	3,099

Keith Taylor	7,439	3,720	3,719

Mike Campbell	4,712	2,356	2,355

Eric Schwartz	4,712	2,356	2,355

Karl Strohmeyer	4,957	2,478	2,478

Revenue-AFFO Performance-Based Awards

The Revenue-AFFO Performance-Based Awards were 100% at risk and could be earned only if Equinix achieved revenues greater than $4,785 million and AFFO greater than $1,596 million in 2018. The number of RSUs earned would then be determined linearly based on the degree of achievement of the revenue and AFFO targets, from 0% of the award at or below the foregoing thresholds to 100% of the award (upon achievement of both revenue and AFFO goals of at least $5,037 million and $1,681 million, respectively, tied to the Board-approved operating plan). Fifty percent of any earned RSUs would vest upon certification that Equinix had achieved at least the minimum revenue and AFFO goals for 2018; 25% of the earned RSUs will vest on Feb. 15, 2020; and the remaining 25% of the earned RSUs will vest on Feb. 15, 2021. The Compensation Committee deemed the one-year performance period, followed by time-based vesting over the following two years, appropriate given the high growth orientation of the business and the practices of peer companies with whom we compete for talent.

The revenue and AFFO goals were determined as described above under "Annual Incentive Compensation" and performance against the goals was similarly adjusted, including for the approved incremental spend in 2018. However, the adjustment for the approved incremental spend was not delineated in the form of award agreement for the Revenue-AFFO Performance-Based Awards and thus required a modification to the awards resulting in an immaterial stock-based compensation charge.

As described above, in calculating performance under the Revenue-AFFO Performance-Based Awards, we achieved adjusted revenues of approximately $5,010 million and AFFO of approximately $1,675 million for 2018. The certification of this performance triggered the Revenue-AFFO Performance-Based Awards at 90% of the maximum award, with 50% vesting immediately and the remainder vesting into 2021 as described above.

TSR Performance-Based Awards

The number of shares earned under the TSR Performance-Based Awards will be determined based on the TSR of Equinix's common stock ("EQIX") against the Russell 1000 over a three-year period, calculated using the 30-day trading averages for both EQIX and the Russell 1000 prior to the start (Jan. 1, 2018) and end (Dec. 31, 2020) of the performance period. The number of RSUs vesting under the TSR Performance-Based Awards scale up or down such that the target shares increase or decrease by 2% for every 1% that Equinix's TSR exceeds or falls below the Russell 1000. Vesting will occur in early 2021 upon certification of TSR over the performance period.

Time-Based Awards

Shares issuable under the Time-Based Awards vest in three equal tranches on the first trading day that coincides with or follows Jan. 15th in each of 2019, 2020 and 2021.

In addition, Mr. Meyers was granted an additional Time-Based Award for 11,567 RSUs upon his appointment as chief executive officer and president as described elsewhere in this proxy statement.

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Severance, Change-in-Control and Other Post-Employment Programs

As described in detail under "Potential Payments Upon Termination or Change-in-Control" in this proxy statement, we have entered into a severance agreement as a part of each named executive officer's offer of employment which provides for a cash severance payment and benefits in the event his or her employment is terminated for any reason other than cause or he or she voluntarily resigns under certain circumstances as described in the agreement. In the case of Mr. Campbell, Mr. Schwartz and Mr. Strohmeyer, these agreements provide for severance payments and benefits only if the termination or voluntary resignation occurs in connection with a change-in-control of Equinix. In the case of Mr. Meyers, Mr. Taylor and Mr. Van Camp, the severance benefits are not contingent upon a change-in-control. The severance agreements of Mr. Campbell, Mr. Schwartz and Mr. Strohmeyer also specify that they cannot voluntarily resign for four months following a change-in-control of Equinix and still trigger the benefits under the severance agreement. This "stay-put" clause was requested by the Compensation Committee to require that these named executive officers stay to assist with any transition after a change-in-control. All of the severance agreements have a three-year term and none provide for tax gross-ups. The severance program is a competitive element of executive recruitment and compensation and allows for a temporary source of income in the event of an executive officer's involuntary termination of employment. In addition, in the case of executive officers with agreements contingent on a change-in-control, the program is also designed to keep these executive officers focused on a transaction designed to benefit stockholders, even if a job loss may result. Mr. Schwartz also has an employment agreement with our Netherlands subsidiary in connection with his international assignment.

RSU awards granted to our named executive officers vest as to 50% of the outstanding unvested portion of such awards in connection with an involuntary termination or voluntary resignation for good reason under certain circumstances, within 12 months following a change-in-control, in the case of an involuntary termination, and between the date that is four months following a change-in-control and the date that is 12 months following a change-in-control, in the case of a voluntary resignation for good reason. We believe some provision for acceleration of equity awards in connection with employment terminations around a change-in-control protects the stockholders' interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing bias the executive officers might have in evaluating acquisition proposals that could result in a loss of equity compensation. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.

RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided however, in the case of performance RSUs, that the RSUs have been earned based on actual performance results as certified by the Board or a committee thereof.

Benefits and Perquisites

Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our 401(k) plan, for which all employees, including the named executive officers, are eligible. In 2018, the maximum match was $7,950.

The Compensation Committee has approved an Executive Physical Program to proactively manage health risks for our executive officers.

In May 2016, the Compensation Committee approved an extension of the expatriate agreement for Mr. Schwartz in connection with his leadership role of our European business and his assignment to our EMEA headquarters in Amsterdam, the Netherlands. The term of the expatriate agreement extends through June 2019. Effective Apr. 12, 2019, Mr. Schwartz was appointed chief strategy and development officer, a role which shall be based in the U.S. For a complete discussion of the benefits and perquisites incurred under the expatriate agreement in 2018, see the 2018 Summary Compensation Table elsewhere in this proxy statement.

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In Oct. 2018, the Compensation Committee approved relocation benefits for Mr. Meyers in connection with his appointment as chief executive officer and president to facilitate his relocation to our corporate headquarters located in Redwood City, CA. Mr. Meyers has also been reimbursed for certain expenses relating to travel to our headquarters pending his permanent move. For a complete summary of these perquisites related to his role change, see the 2018 Summary Compensation Table elsewhere in this proxy statement.

Certain of our named executive officers are offered Global Services membership with United Airlines at no additional cost to Equinix.

None of our named executive officers received tax gross-ups or other amounts during 2018 for the payment of taxes in connection with other compensation payments, with the exception of Mr. Schwartz in connection with his overseas assignment. For further information, see the 2018 Summary Compensation Table elsewhere in this proxy statement.

Accounting and Tax Considerations

Accounting Considerations

Base salary and annual incentive compensation are recorded as an expense for financial reporting purposes by Equinix over the period the services are rendered by the individual employees. In terms of long-term equity compensation, the fair value of RSU awards, determined as of their grant date, is amortized as an expense for financial reporting purposes over the awards' vesting period.

Tax Considerations

Section 162(m) of the Internal Revenue Code ("Section 162(m)") places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any one year with respect to certain "covered employees." Prior to the passage of the Tax Cuts and Jobs Act on Dec. 22, 2017, there was an exemption to the $1 million limitation for performance-based compensation meeting certain requirements.

With the enactment of the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exemption has been repealed, subject to limited transition relief for certain written binding contracts in effect on Nov. 2, 2017, and the covered employees include our chief executive officer, chief financial officer and three other most highly compensated executive officers, as well as any individual who is a covered employee for 2017 or any subsequent calendar year. Accordingly, for 2018 and later years, compensation in excess of $1 million paid to our covered named executive officers generally will not be deductible and no assurances can be given that compensation payable under certain of our compensation programs which were intended to qualify for the performance-based exception will in fact be deductible.

While the Compensation Committee may consider tax deductibility as one of several relevant factors in determining executive compensation, to maintain flexibility in compensating our named executive officers, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. We do not expect that the elimination of Section 162(m)'s performance-based compensation exemption to cause a substantial impact to our income tax provision.

COMPENSATION COMMITTEE REPORT

Equinix's Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Irving Lyons III, Chairperson
Scott Kriens
William Luby

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SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix's "principal executive officer" or Equinix's "principal financial officer" during the fiscal year, and Equinix's three other most highly compensated executive officers for the fiscal year (collectively, our "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)

Charles Meyers	2018	760,308	—	10,017,345	859,834	322,943	(4)	11,960,430

Chief Executive Officer &	2017	623,231	—	4,813,922	632,000	7,950		6,077,103

President(3)	2016	601,583	—	4,011,574	546,250	7,950		5,167,357

Stephen Smith	2018	242,212	—	—	—	3,633	(4)	245,845

Former Chief Executive	2017	1,084,661	—	11,589,258	—	7,950		12,681,869

Officer & President(5)	2016	984,615	—	9,805,939	1,250,000	7,950		12,048,504

Peter Van Camp	2018	688,461	—	4,111,918	926,250	—		5,726,629

Former Interim Chief Executive	2017	—	—	—	—	—		—

Officer & President(5)	2016	—	—	—	—	—		—

Keith Taylor	2018	675,385	—	4,934,458	710,600	7,950	(4)	6,328,393

Chief Financial Officer	2017	639,231	—	4,813,922	650,000	7,950		6,111,103

	2016	571,538	—	4,011,574	551,000	7,950		5,142,062

Mike Campbell	2018	479,615	—	3,125,261	414,675	7,950	(4)	4,027,501

Chief Sales Officer	2017	—	—	—	—	—		—

	2016	—	—	—	—	—		—

Eric Schwartz	2018	551,831	—	3,125,261	450,388	472,240	(4)	4,559,720	(6)

President, EMEA	2017	503,148	—	2,942,001	403,456	844,757		4,693,362

	2016	433,186	—	2,585,547	314,259	1,247,126		4,580,118

Karl Strohmeyer	2018	504,615		3,287,898	436,050	7,950	(4)	4,236,513

President, Americas	2017	471,154	—	3,209,054	404,000	7,950		4,092,158

	2016	459,438	—	2,852,943	337,500	7,950		3,657,831

1.
Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2018, includes the following stock awards granted to our named executive officers: (a) performance-based stock awards tied to revenue and AFFO performance for fiscal 2018, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant; (b) performance-based stock awards tied to relative Total Stockholder Return (TSR), for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards; and (c) service-based stock awards. For Mr. Meyers, for 2018 the total also includes a service-based award granted in Sept. 2018 upon his promotion to chief executive officer and president. See Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 22, 2019 for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
2.
The amounts in this column reflect the cash bonus awards to the named executive officers under our annual incentive plan for the applicable fiscal year. The performance criteria and other terms of the 2018 annual incentive plan are discussed in greater detail in "Compensation Discussion and Analysis" elsewhere in this proxy statement.
3.
In Sept. 2018, Mr. Meyers was elected chief executive officer and president.
4.
Amounts include matching contributions made by Equinix to the named executive officers' respective 401(k) plan accounts. All Equinix U.S. employees are eligible for our 401(k) plan matching program. For Mr. Meyers, includes $300,000 in relocation assistance and certain travel expenses to corporate headquarters in connection with his appointment as chief executive officer and president. For Mr. Meyers also includes benefits under the executive physical program. For Mr. Schwartz, includes the following expatriate benefits in connection with Mr. Schwartz's assignment to the Netherlands: $176,939 in company-paid housing-related expenses, $240,695 in taxes paid on Mr. Schwartz's behalf, net of additional amounts withheld from his other compensation, a $26,350 cost of living adjustment, a $18,138 automobile allowance, and $10,217 for miscellaneous expenses related to his assignments (such as mail forwarding, wire fees, tax preparation fees and relocation service fees). For other individuals, excludes personal benefits totaling less than $10,000.
5.
In Jan. 2018, Mr. Smith resigned from all positions with Equinix and Mr. Van Camp, Equinix's executive chairman, was elected interim chief executive officer and president until his resignation as Equinix's interim chief executive officer and president in Sept. 2018.
6.
Mr. Schwartz's salary and certain other benefits paid in local currency have been converted from euro to US dollars using an exchange rate of 1.1404.

Equinix has entered into expatriate agreements with Mr. Schwartz, pursuant to which we agreed to provide benefits including an annual cost of living adjustment (with the amount subject to review periodically), company-provided housing, an automobile allowance, an educational allowance, a utilities allowance and a tax equalization provision to the extent his taxes in the United Kingdom and the Netherlands exceed the taxes he would have paid in the United States. Equinix has not entered into employment agreements with any of the named executive

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	33

officers other than Mr. Schwartz (who has an employment agreement with our Netherlands subsidiary), other than at-will offer letters. Equinix has entered into severance agreements pursuant to which each named executive officer is entitled to cash severance upon certain terminations of employment, and our named executive officers are also entitled to certain vesting acceleration benefits in connection with a change-in-control of Equinix. See the section entitled "Potential Payments upon Termination or Change-in-Control" elsewhere in this proxy statement for detailed information.

Equinix does not have defined benefit pension plans or non-qualified deferred compensation plans for the named executive officers.

2018 GRANTS OF PLAN-BASED AWARDS

The table below sets forth each non-equity incentive plan award and equity award granted to Equinix's named executive officers during fiscal year 2018.

The amounts in the column of the table relating to "Non-Equity Incentive Plan Awards" represent possible payouts under our 2018 annual incentive plan. Our 2018 annual incentive plan provided for target bonuses if Equinix achieved the revenue and AFFO goals in its 2018 operating plan. Under the 2018 annual incentive plan, the revenue goal was weighted at 50% and the AFFO goal was weighted at 50%. For every 1% below operating plan for revenue, the revenue portion of the incentive plan pool was subject to reduction by 20%, and for every 1% below operating plan for AFFO, the AFFO portion of the incentive plan pool was subject to reduction by 20%, such that no bonuses were payable if revenue and AFFO were each 95% or less than the operating plan target. Actual amounts earned and paid for fiscal 2018 performance are set forth in the Summary Compensation Table above.

The amounts in the "Equity Incentive Plan Award" column reflect two different types of performance-based RSU awards granted during fiscal 2018 with both service and performance vesting requirements. With respect to the first grant, none of these RSUs would be earned unless Equinix achieved greater than 95% of both revenue and AFFO goals for 2018, with the actual number of RSUs (ranging from the "threshold" to the "maximum" amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest, subject to continued service as follows: 50% in Feb. 2019 and an additional 25% in each of Feb. 2020 and Feb. 2021. As further described in "Compensation Discussion and Analysis" above, in Feb. 2019, our Compensation Committee determined that the number of RSUs earned was at 90% of the maximum level, based on our achievement of our 2018 revenue and AFFO goals. The second grant reflects RSUs that may be earned based on achievement of relative TSR for the three-year period from 2018 through 2020, as further described above in "Compensation Discussion and Analysis." The extent to which these RSUs are earned will be determined in early 2021, at which time they will vest to the extent earned.

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	34

For 2018, the Compensation Committee also approved time-based RSUs, which vest over three years in equal annual installments. In Sept. 2018, the Compensation Committee also approved a time-based award for Mr. Meyers in connection with his appointment as chief executive officer and president, which also vests over three years in equal annual installments.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock and Option

Name	Grant Date	Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Awards(2) ($)

Charles Meyers	n/a	905,090

	02/27/2018(3)		—	6,174	7,439		2,910,211

	02/27/2018(4)		744	1,860	3,720		569,377

	02/27/2018(5)					3,719	1,454,910

	09/12/2018(6)					11,567	5,082,887

Stephen Smith	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Peter Van Camp	n/a	975,000

	02/27/2018(3)		—	5,145	6,199		2,425,111

	02/27/2018(4)		620	1,550	3,100		474,448

	02/27/2018(5)					3,099	1,212,360

Keith Taylor	n/a	748,000

	02/27/2018(3)		—	6,174	7,439		2,910,211

	02/27/2018(4)		744	1,860	3,720		569,337

	02/27/2018(5)					3,719	1,454,910

Mike Campbell	n/a	436,500

	02/27/2018(3)		—	3,911	4,712		1,843,382

	02/27/2018(4)		471	1,178	2,356		360,580

	02/27/2018(5)					2,355	921,300

Eric Schwartz	n/a	492,300

	02/27/2018(3)		—	3,911	4,712		1,843,382

	02/27/2018(4)		471	1,178	2,356		360,580

	02/27/2018(5)					2,355	921,300

Karl Strohmeyer	n/a	459,000

	02/27/2018(3)		—	4,114	4,957		1,939,228

	02/27/2018(4)		496	1,239	2,478		379,252

	02/27/2018(5)					2,478	969,418

1.
Because each individual's target bonus is a specified percentage of base salary, the target bonus amount in this table is based on the annual base salary in effect at the end of the year when bonuses are calculated, with the exception that the target bonus for Mr. Meyers is calculated on a pro-rata basis to reflect his base salary and target bonus prior to and following his appointment as chief executive officer and president in Sept. 2018.
2.
The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See Note 1 under the Summary Compensation Table. Also see Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 22, 2019 for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.
3.
These are performance-based RSUs eligible to be earned based on revenue and AFFO goals for fiscal 2018, as further described above.
4.
These are performance-based RSUs eligible to be earned based on relative TSR over a three-year period, as further described above.
5.
These time-based RSUs vest over three years in equal annual installments on Jan. 15 of each of 2019, 2020 and 2021.
6.
These time-based RSUs vest over three years in semi-annual installments of 16.667% on Mar. 1 and Sept. 1 of each of 2019, 2020 and 2021.

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	35

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of Dec. 31, 2018. None of our named executive officers held outstanding stock options at Dec. 31, 2018.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Charles Meyers

	1,804	(2)	636,018

	3,451	(3)	1,216,685

	6,695	(4)	2,360,389

	1,239	(5)	436,822

	2,395	(6)	844,381

	3,719	(7)	1,311,171

	3,720	(8)	1,311,523

				3,596	(9)	1,267,806

				3,720	(10)	1,311,523

	11,567	(11)	4,078,062

Stephen Smith

	—		—	—		—

Peter Van Camp

	601	(2)	211,889

	1,151	(3)	405,797

	5,579	(4)	1,966,932

	412	(5)	145,255

	797	(6)	280,990

	3,099	(7)	1,092,583

	1,242	(8)	437,880

				1,199	(9)	422,719

				3,100	(10)	1,092,936

Keith Taylor

	1,804	(2)	636,018

	3,451	(3)	1,216,685

	6,695	(4)	2,360,389

	1,239	(5)	436,822

	2,395	(6)	844,381

	3,719	(7)	1,311,171

	3,720	(8)	1,311,523

				3,596	(9)	1,267,806

				3,720	(10)	1,311,523

Mike Campbell

	516	(2)	181,921

	2,109	(3)	743,549

	4,240	(4)	1,494,854

	1,463	(5)	515,795

	2,355	(6)	830,279

	710	(7)	250,318

	750	(8)	264,420

				2,198	(9)	774,927

				2,356	(10)	830,631

Eric Schwartz

	1,163	(2)	410,027

	2,109	(3)	743,549

	4,240	(4)	1,494,854

	799	(5)	281,695

	1,463	(6)	515,795

	2,355	(7)	830,279

	2,398	(8)	845,439

				2,198	(9)	774,927

				2,356	(10)	830,631

Karl Strohmeyer

	1,283	(2)	452,335

	2,301	(3)	811,241

	4,461	(4)	1,572,770

	881	(5)	310,605

	1,596	(6)	562,686

	2,478	(7)	873,644

	2,646	(8)	932,874

				2,398	(9)	845,439

				2,478	(10)	873,644

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	36

1.
Computed in accordance with Securities and Exchange Commission rules as the number of unvested units (which include accrued dividend equivalent units) multiplied by the closing price of Equinix's common stock on the last trading day at the end of the 2018 fiscal year, which was $352.56 on Dec. 31, 2018. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix's common stock.
2.
These performance-based units were granted in fiscal 2016 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2016 revenue and AFFO goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2016, as determined in Feb. 2017, with 50% of the RSUs vesting in Feb. 2017 and 25% of the RSUs vesting in each of Feb. 2018 and Feb. 2019.
3.
These performance-based units were granted in fiscal 2017 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2017 revenue and AFFO goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2017, as determined in Feb. 2018, with 50% of the RSUs vesting in Feb. 2018 and 25% of the RSUs vesting in each of Feb. 2019 and Feb. 2020.
4.
These performance-based units were granted in fiscal 2018 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2018 revenue and AFFO goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2018, as determined in Feb. 2019, with 50% of the RSUs vesting in Feb. 2019 and 25% of the RSUs vesting in each of Feb. 2020 and Feb. 2021.
5.
These time-based units were granted in fiscal 2016 and vest, subject to continuous service throughout the vesting period, in three equal annual installments with the remaining unvested amount vesting on Jan. 15 of each of 2018 and 2019.
6.
These time-based units were granted in fiscal 2017 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2018, 2019 and 2020.
7.
These time-based units were granted in fiscal 2018 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2019, 2020 and 2021.
8.
These performance-based units were granted in fiscal 2016 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2018. The share numbers in this table represent the maximum potential payout. The units vested in early 2019 upon determination by our Compensation Committee.
9.
These performance-based units were granted in fiscal 2017 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2019. The share numbers in this table represent the maximum potential payout. The units will vest in early 2020 upon determination by our Compensation Committee.
10.
These performance-based units were granted in fiscal 2018 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2020. The share numbers in this table represent the maximum potential payout. The units will vest in early 2021 upon determination by our Compensation Committee.
11.
These time-based units were granted in fiscal 2018 and vest, subject to continuous service throughout the vesting period, in six equal semi-annual installments on Mar. 1 and Sept. 1 of each of 2019, 2020 and 2021.

2018 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of RSUs that vested during fiscal year 2018. None of our named executive officers acquired shares upon exercise of options during fiscal year 2018.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Charles Meyers	15,436	6,563,826

Stephen Smith	21,312	9,549,907

Peter Van Camp	5,759	2,456,109

Keith Taylor	15,890	6,762,205

Mike Campbell	6,387	2,652,579

Eric Schwartz	9,494	4,036,492

Karl Strohmeyer	11,357	4,840,130

1.
Value realized is based on the fair market value of our common stock on the vesting date, multiplied by the number of shares or units vested, and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance Agreements

We have entered into severance agreements with each of our named executive officers. Under their severance agreements, Messrs. Meyers, Taylor and Van Camp are entitled to benefits if Equinix terminates their employment for any reason other than cause or they voluntarily resign for good reason. To receive severance benefits following a change-in-control, Messrs. Meyers, Taylor and Van Camp may not resign for good reason for a four-month period. Our other named executive officers are entitled to severance benefits only if Equinix terminates their employment for any reason other than cause within 12 months after a change-in-control or if they resign for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control.

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	37

In the event of a qualifying termination, these severance agreements provide for the following benefits if the officer signs a general release of claims:

•
A lump sum severance payment equal to 100% of the officer's annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).

•
If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer's monthly premium under COBRA for up to the 12-month period following cessation of the officer's employment.

In addition, for terminations following a change-in-control, the officers may be eligible for accelerated vesting of equity as described below under "Equity Vesting Acceleration."

The severance agreements also contain non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.

The following definitions are used in the severance agreements with our named executive officers:

•
In the case of Mr. Meyers and Mr. Taylor, "good reason" means:

•
a material diminution in the officer's authority, duties or responsibilities;
•
a material reduction in the officer's level of compensation (including base salary and target bonus) other than pursuant to a company-wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers; or
•
a relocation of the officer's place of employment by more than 30 miles without the officer's consent.

•
In the case of the other named executive officers, "good reason" means:

•
a material diminution in the officer's authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in- control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation, but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;
•
a 10% or greater reduction in the officer's average level of compensation over the prior three calendar years, determined based on salary, target bonus and the FASB ASC Topic 718 grant value of any equity awards; or
•
a relocation of the officer's place of employment by more than 30 miles without the officer's consent.

•
"Cause" includes the officer's unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer's conviction of, or a plea of "guilty" or "no contest" to a felony or the officer's gross misconduct.

•
The definition of "change-in-control" in the severance agreements with our named executive officers is the same definition as in our 2000 Equity Incentive Plan, described below.

In May 2013, we entered into a revised expatriate agreement with Mr. Schwartz pursuant to which he agreed to relocate to the Netherlands for approximately three years to serve in the role of president, EMEA. Mr. Schwartz also has an employment agreement with our Netherlands subsidiary in connection with his international assignment to the Netherlands. Pursuant to this employment agreement, if Mr. Schwartz was terminated by Equinix from the role of president, EMEA, he was guaranteed a fixed term of employment until July 31, 2018 as a consultant on European affairs at a work location in the Netherlands with an annual salary of EUR 60,000 but with no entitlement to any annual or long-term incentive compensation. In the event of a change-in-control of Equinix, if Mr. Schwartz is entitled to benefits under both his severance agreement and his employment agreement with our Netherlands subsidiary, he will not be eligible to receive both, but payments under one will offset payments made under the other. In addition, if we terminate Mr. Schwartz's employment during the assignment for any reason other than cause, or if Mr. Schwartz resigns and promptly returns to the United States, we will pay the transportation costs to bring Mr. Schwartz, his family and his household goods back to the United States. Mr. Schwartz may also be entitled to statutory severance under Netherlands law. In May of 2016 the Compensation Committee extended this agreement through 2019.

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	38

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on Dec. 31, 2018, the last business day of the last fiscal year. Upon his resignation in Jan. 2018, Mr. Smith received health insurance benefits under COBRA for a 7-month period, at a cost to Equinix of $23,020, but did not otherwise receive any severance payments, and his information is not included in the table.

Name	Base Salary Severance(1) ($)	Bonus Severance(1) ($)	COBRA Premiums(2) ($)	Total ($)

Charles Meyers(3)	1,000,000	1,300,000	39,462	2,339,462

Peter Van Camp(3)	750,000	975,000	11,485	1,736,485

Keith Taylor(3)	680,000	748,000	22,408	1,450,408

Mike Campbell(4)	485,000	436,500	21,995	943,495

Eric Schwartz(4)	547,000	492,300	32,366	1,071,666

Karl Strohmeyer(4)	510,000	459,000	39,462	1,008,462

1.
The amounts in these columns are based on the officer's 2018 base salary at the rate in effect at year-end.
2.
The amounts in this column represent the cost of the executive's monthly health care premium under COBRA for a 12-month period.
3.
Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause.
4.
Assumes a change-in-control followed by a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause (or, in the case of Mr. Schwartz, if severance is triggered under his expatriate agreement). Excludes accelerated vesting for termination following a change-in-control under our equity award documents as described below.

Equity Vesting Acceleration

Pursuant to our 2000 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. If equity awards are assumed, our named executive officers' awards have the following provisions:

•
If the named executive officer is terminated without cause within 12 months after a change-in-control or in the event of certain voluntary resignations for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control, RSU awards will vest as to 50% of the outstanding unvested portion of such awards.
•
In the event of a change-in-control before the end of the performance period of the awards based on financial performance, each such award shall no longer be dependent on achievement of the financial performance goals, but shall instead convert to a time-based award with 50% of the target number of RSUs under the award vesting on Feb. 15 of the following year and 25% vesting on each Feb. 15 thereafter.
•
Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change- in-control based on performance for a shortened period ending before the change-in-control, but subject to time-based vesting through the end of the original performance period.
•
RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of performance RSUs, that the RSUs have been earned based on actual performance results, as certified by the Board or a committee thereof.

The following definitions apply to our named executive officers' equity awards: a "change-in-control" includes:

•
a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;
•
a sale of all or substantially all of our assets;
•
a proxy contest that results in the replacement of more than half of our directors over a 24-month period; or
•
an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	39

The definitions of "cause" and "good reason" are the same as in the severance agreements described above.

The following table estimates the value of the potential vesting acceleration for each named executive officer in connection with a qualifying change-in-control or termination of employment following a change-in-control. We have assumed for this purpose that both the change-in-control and termination of employment occurred on Dec. 31, 2018, the last business day of our last fiscal year. Upon his resignation in Jan. 2018, Mr. Smith did not receive any equity award acceleration and his information is not included in the table.

Name	Vesting Upon Involuntary Termination Following a CIC(1)(2) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a CIC(1)(2) ($)

Charles Meyers	7,724,237	14,137,656

Peter Van Camp	3,140,781	5,844,387

Keith Taylor	5,685,206	10,059,594

Mike Campbell	3,037,833	5,765,061

Eric Schwartz	3,580,952	6,316,818

Karl Strohmeyer	3,857,183	6,782,197

1.
Change-in-control.
2.
The value was calculated by multiplying the number of unvested awards as of Dec. 31, 2018 by $352.56, which was the closing price of Equinix's common stock on Dec. 31, 2018, the last trading day of the year. For awards subject to meeting revenue and AFFO performance criteria for the year ended Dec. 31, 2018, the calculation of the unvested portion reflects the actual performance for such year at 90% of the maximum level. For awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2018, assumes the actual performance for such award at 102.94% of the target award. For awards subject to meeting relative TSR goals for the three-year periods ending Dec. 31, 2019 and Dec. 31, 2020, assumes the maximum amount would have been earned based on a shortened performance period ending Dec. 31, 2018, if a change-in-control had occurred at such time.

Compensation policies and practices risk assessment

We conducted a risk assessment of our compensation programs and presented the results to our Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with management's conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:

•
Overall mix of short- and long-term incentives, as well as a mix of fixed and variable compensation.
•
Base pay is fixed and we reference the 50th percentile of market for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. There is an annual market analysis and alignment with this objective. Individual performance is also considered in setting base pay.
•
Short-term incentive compensation is earned under our annual incentive plan, which in 2019 will be funded based upon our performance against equally weighted revenue and AFFO/Share targets. We mitigate the risk of manipulation of financial results through a combination of strict internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts are based on individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.
•
Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with time-based vesting. For executives, RSUs are granted with both performance and time-based vesting elements. These awards compose the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards and award sizes are capped. For 2019, the performance elements for forty percent of an executive's annual RSU grant at target consist of both revenue and AFFO/Share achievement targets. Use of these two metrics ensures that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by strict internal controls. If the targets are met, the awards continue to vest over the next two years, offsetting the risk of short-term decision-making. The performance element for twenty percent of the RSUs at target consists of TSR achievement over a three-year period. If the three-year target is met, the awards vest fully, offsetting the risk of short-term decision-making and aligning the interests of executives with stockholders. The remaining forty percent of the RSUs at target vest based on time only to align Equinix's executive compensation program more closely to market practice.

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•
In 2012, the Governance Committee approved stock ownership guidelines for our chief executive officer and his direct reports. The target ownership level for our chief executive officer is three times his annual salary; for all others the target ownership level is one time their annual salary.
•
In 2016, the Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by applicable securities laws).
•
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix's securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts.
•
Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis.
•
The Compensation Committee, comprised of independent members of the Board, approves all compensation for executives in its discretion. The Compensation Committee is advised by an independent consultant.

Compensation committee interlocks and insider participation

None of the members of the Compensation Committee was at any time during the 2018 fiscal year or at any other time an officer or employee of Equinix. No executive officer of Equinix serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee of Equinix.

Equity compensation plan information

The following table provides information as of Dec. 31, 2018, with respect to shares of our common stock issuable under our existing equity compensation plans:

	A		B		C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A

Equity compensation plans approved by security holders(1)	1,226,814	(2)(3)	$0.0006	(4)	5,518,333	(5)

Equity compensation plans not approved by security holders	—		n/a		260,498

Total	1,226,814		$0.0006		5,778,831

1.
On each Jan. 1, commencing on Jan. 1, 2001 and continuing through Jan. 1, 2010, the number of shares reserved for issuance under the following equity compensation plans were automatically increased as follows: the 2000 Equity Incentive Plan was automatically increased by the lesser of 6% of the then-outstanding shares of common stock or 6.0 million shares and the 2000 Director Option Plan was automatically increased by 50,000 shares of common stock. On each Jan. 1, commencing on Jan. 1, 2005 and continuing through Jan. 1, 2015, the 2004 Employee Stock Purchase Plan was automatically increased by the lesser of 2% of the then-outstanding shares of common stock or 500,000 shares. Equinix's equity incentive plans no longer contain automatic increases.
2.
Includes 1,226,787 unissued shares subject to outstanding RSUs.
3.
Includes 27 stock options assumed pursuant to our acquisition of Switch & Data Facilities Company, Inc., effective Apr. 30, 2010. No additional stock options, RSUs, or any other equity awards are issuable pursuant to the Switch and Data 2007 Stock Incentive Plan, including upon the cancellation of the stock options and RSUs which were assumed.
4.
The weighted-average exercise price takes into account 1,226,787 shares under approved plans issuable upon vesting of outstanding RSUs which have no exercise price. The weighted-average exercise price for options only with respect to the approved plans is $28.5556.
5.
Includes 3,120,425 shares available for future issuance under the 2004 ESPP.

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The following equity compensation plan that was in effect as of Dec. 31, 2018 was adopted without the approval of our security holders:

The Equinix, Inc. 2001 Supplemental Stock Plan (the "2001 Plan") was adopted by the Board on Sept. 26, 2001. We have reserved 1,494,275 shares of common stock for issuance under the 2001 Plan, under which non-statutory stock options and restricted shares may be granted to non-executive officer employees and consultants of ours or any parent or subsidiary corporation. Options granted under the 2001 Plan must have an exercise price equal to no less than 85% of the fair market value on the date of grant; however, as of Dec. 31, 2018, all options granted under the 2001 Plan had an exercise price equal to 100% of the fair market value on the date of grant. As of Dec. 31, 2018, options to purchase zero shares of common stock were outstanding under the 2001 Plan, 260,498 shares remained available for future grants, and options covering 1,233,777 shares had been exercised. Pursuant the 2001 Plan, upon a change-in-control of Equinix, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. The Board may amend or terminate the 2001 Plan at any time, and the 2001 Plan will continue in effect indefinitely, unless the Board decides to terminate the plan earlier.

Section 16(a) beneficial ownership reporting compliance

The members of the Board, the executive officers of Equinix, and persons who hold more than 10% of Equinix's outstanding common stock ("Section 16 Insiders") are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of Equinix's common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a) reports filed for the members of the Board and the executive officers for their 2018 fiscal year transactions in common stock and their common stock holdings and (ii) the written representations received by such persons, Equinix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

CEO to median employee pay ratio

Our CEO to Median Employee pay ratio is approximately 130:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (the "Median Employee") for fiscal year 2018 by applying the same methodology used for fiscal year 2017. Accordingly, we examined the calendar year total cash compensation between Jan. 1, 2018 and Dec. 31, 2018 (using Dec. 31, 2018 as the "Median Employee Determination Date"), including salary or wages plus overtime and any cash incentive compensation paid during 2018, for generally all individuals, excluding our chief executive officer, who were employed by us (including our consolidated subsidiaries) on the Median Employee Determination Date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the "de minimis exemption" as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the Median Employee Determination Date.

For employees on a leave of absence we calculated compensation on an annualized basis. However, we did not include employees who were absent on an unpaid leave of absence and received no salary or wages for the entire measurement period, i.e., all of 2018 (2 employees).

For employees hired between Jan. 1, 2018 and the Median Employee Determination Date we calculated their salary or wages as if they had been employed for the entire measurement period.

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The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, was 7,598 on the Median Employee Determination Date, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the Median Employee, we used the de minimis exemption to exclude the following approximate numbers of employees who are employed in the following countries: Bulgaria (16 employees), China (67 employees), Colombia (30 employees), Finland (39 employees), India (1 employee), Indonesia (2 employees), Italy (40 employees), Poland (84 employees), Portugal (10 employees), Republic of Korea (3 employees) and Turkey (48 employees).

After identifying the Median Employee based on the methodology above, we calculated annual total compensation for such Median Employee using the same methodology we use to calculate the amount reported for our named executive officers in the "Total" column of the 2018 Summary Compensation Table, set forth elsewhere in this proxy statement.

As disclosed elsewhere in this proxy statement, three individuals served in the capacity of chief executive officer non-concurrently during 2018. As permitted by SEC rules, we have chosen to compare our Median Employee's annual total compensation to that of our current chief executive officer, Mr. Meyers, who was appointed chief executive officer on Sept. 12, 2018 and was serving as chief executive officer on the Median Employee Determination Date. Because Mr. Meyers did not serve as the chief executive officer for the entirety of 2018, we annualized his base salary and annual incentive plan bonus for purposes of this CEO to Median Employee Pay Ratio disclosure as if he were the CEO for the full year ending Dec. 31, 2018. The base salary used was annualized at the full year chief executive officer rate of $1,000,000. The annual incentive plan bonus amount was adjusted based on that annualized base salary, resulting in an annualized award of $1,235,000. No other adjustments were made to the remaining components of Mr. Meyers's annual total compensation as reported in the 2018 Summary Compensation Table. As a result of these annualizing adjustments, for purposes of the CEO to Median Employee Pay Ratio disclosure, Mr. Meyers's annual total compensation was $12,573,795 for 2018. The annual total compensation for the Median Employee for fiscal year 2018 was $97,035. The resulting ratio of our chief executive officer's annual total compensation to the annual total compensation of our Median Employee for fiscal year 2018, is approximately 130:1.

Due to the annualizing adjustments that we made to our chief executive officer's annual total compensation for purposes of the CEO to Median Employee Pay Ratio disclosure, the annual total compensation that we used for the pay ratio differs from the amount of $12,334,103 reported for Mr. Meyers in the 2018 Summary Compensation Table.

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PROPOSAL 3 — Approval of the Equinix French Sub-Plan under our 2000 Equity Incentive Plan

Equinix is asking stockholders to approve the French Sub-Plan under the Equinix, Inc. 2000 Equity Incentive Plan (the "Incentive Plan") to enable Equinix to realize potential employer and employee tax benefits in France by permitting the grant of stock units that may qualify for favorable tax treatment ("French-Qualified Units"). Equinix is not seeking stockholder approval for an increase in the number of shares available for issuance under the Incentive Plan, nor is Equinix proposing any revisions to the Incentive Plan.

Adoption of French Sub-Plan under the Incentive Plan

Changes to the income tax and social tax treatment of French-Qualified Units were recently implemented into French tax law. Pursuant to such French law, U.S. companies are permitted, but not required, to grant French-Qualified Units to employees in France, which generally provide for more favorable tax treatment for both French employers and their employees than the current non-qualified stock unit awards granted by Equinix. In order to grant French-Qualified Units, French law requires that Equinix's stockholders approve the plan under which the awards will be granted.

Currently, the Incentive Plan permits Equinix to grant awards under other plans or programs that are settled in shares of Common Stock issued under the Incentive Plan, and the committee appointed by the Board to administer the Incentive Plan (the "Committee") is authorized to adopt such rules or guidelines as it deems appropriate to implement the Incentive Plan. Accordingly, the Committee has adopted the Rules of the Equinix, Inc. 2000 Equity Incentive Plan for Restricted Stock Unit Awards Granted to French Grantees (the "French Sub-Plan") as a sub-plan under the Incentive Plan, subject to stockholder approval as required by French law, to permit the grant of French-Qualified Units to employees of Equinix's subsidiaries in France.

The Board believes that equity awards under the Incentive Plan play an important role in Equinix's efforts to attract, employ and retain employees, directors and consultants of outstanding ability. The Board further believes that it is in the best interests of Equinix and its stockholders to give Equinix discretion to grant French-Qualified RSUs under the French Sub-Plan that may qualify for favorable income and social tax treatment authorized by French law. If the French Sub-Plan is approved by the Company's stockholders, the French Sub-Plan will become effective on May 30, 2019. Any shares issued with respect to the French-Qualified Units under the French Sub-Plan will be satisfied under the existing share reserve in accordance with the Incentive Plan.

If the stockholders do not approve this Proposal to adopt the French Sub-Plan, Equinix intends to continue the Incentive Plan based on its existing provisions. However, Equinix will lose the opportunity to grant French-Qualified Units that may qualify for favorable income and social tax treatment under French law.

Equinix is not seeking stockholder approval for an increase in the number of shares available for issuance under the Incentive Plan, nor is Equinix proposing any revisions to the Incentive Plan. Instead, Equinix is seeking stockholder approval of the French Sub-Plan under the Incentive Plan solely to comply with the stockholder authorization requirement under French tax law to permit the grant of tax-favored French-Qualified Units, at the discretion of Equinix.

French Sub-Plan Key Terms and Tax Consequences

French Tax-Qualified Sub-Plan Key Terms. In addition to stockholder approval of the French Sub-Plan, other key requirements for French-Qualified Units granted under French tax law include that: (i) the French-Qualified Units must provide for a minimum vesting period of one year from the grant date, with vesting acceleration only in the case of death (other than with respect to any performance-based vesting conditions), (ii) the sale of shares acquired upon vesting of French-Qualified Units must be restricted for a minimum of two years from the grant date, and (iii) the French-Qualified Units may be granted only to employees and managing corporate officers of Equinix's subsidiaries and affiliates in France (who also meet the eligibility requirements under the Incentive Plan), excluding corporate officers who do not have an employment contract and any otherwise eligible individual who (1) owns more than 10% of Equinix's share capital or (2) will, due to the grant, own more than 10% of Equinix's share capital. This summary is not a complete description of the French Sub-Plan and is qualified in its entirety by reference to the French Sub-Plan which is attached to this proxy statement as Appendix A.

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French Tax Implications of French-Qualified Units. Upon stockholder approval of the French Sub-Plan, any stock units that are granted, at the Board and Committee's discretion, to French-resident employees under the French Sub-Plan and that qualify as French-Qualified Units will not be subject to tax until the sale of the shares acquired from such stock units, at which time the taxable amount is divided into the "Gain at Vesting" and any additional gain at sale (the "Capital Gain"). The Gain at Vesting (i.e., the value of the shares issued upon vesting) not exceeding €300,000 is subject to tax as salary at the employee's progressive income tax rate after a 50% rebate, which under the law, applies regardless of how long the shares are held before sale. Employee social security also applies at a rate of 17.2% (of which a portion is deductible), plus surtax for income over €250,000 or €500,000 for single or married taxpayers, respectively. The portion of the Gain at Vesting exceeding €300,000 is subject to tax as salary at the employee's marginal income tax rate without any rebate, and to employee social security at a rate of 9.7% (of which a portion is deductible), plus employee specific social security of 10% and surtax (as described above). Any additional Capital Gain (i.e., sale price less fair market value of shares at vesting) is subject to income and social taxes at a combined flat 30% rate (or at the election of the employee, the employee's marginal income tax rate; however, such election will be applied to all of the employee's other investment income) plus surtax (as described above).

In addition, the employing company may receive certain tax benefits, including being subject to a 20% social insurance contribution upon vesting of French-Qualified Units instead of a social insurance contribution of up to 46% upon vesting of non-qualified stock units. The tax consequences of participating in the French Sub-Plan may vary by individual circumstances. Income tax laws, regulations and interpretations with respect to the French Sub-Plan may also change frequently. Participants in the French Sub-Plan should rely upon their own tax advisors for advice concerning the specific tax consequences and treatment applicable to them.

Summary of the Incentive Plan

As previously noted, this Proposal does not amend the Incentive Plan and is limited to approving the French Sub-Plan as required by French law for the grant of French-Qualified Units to eligible employees in France. The following is a summary of the material features of the Incentive Plan. This summary is not a complete description of all of the provisions of the Incentive Plan and is qualified in its entirety by reference to the Incentive Plan which is attached to this proxy statement as part of Appendix A.

Equinix initially established the Incentive Plan on May 26, 2000 as a successor to its 1998 Stock Plan ("1998 Plan") to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock. The Incentive Plan provides for the grant of awards to eligible employees, outside directors and consultants in the form of stock options (which may be incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code (the "Code") or non-statutory stock options ("NSOs")), stock appreciation rights ("SARs"), restricted shares or stock units.

Administration. The Committee, which is exclusively comprised of two or more outside directors appointed by the Board, administers the Incentive Plan. Committee members serve for such period of time as the Board may determine. With respect to individuals who are not executive officers or directors of Equinix under Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"), the Incentive Plan may be administered by a secondary committee of the Board (references to the "Committee" in this Proposal will include any such secondary committee).

The Committee has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible employees, outside directors, and consultants who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether a granted option will be an ISO or an NSO and the other features and conditions of such awards, and to make all other decisions relating to the operation of the Incentive Plan.

Eligibility. Employees (including officers), outside directors and consultants who render services to Equinix or its subsidiaries or affiliates are eligible to receive awards under the Incentive Plan. Only employees who are common-law employees of Equinix or a subsidiary may receive ISOs under the Incentive Plan. As of Apr. 1, 2019, approximately 7,969 persons, including 7,950 employees, 12 executive officers, 7 outside directors and zero

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consultants, were eligible to participate in the Incentive Plan. Approximately 210 of such eligible employees would be eligible to participate in the French Sub-Plan, were it in effect. From time to time, the Committee will determine who will be granted awards, and the number of shares subject to such grants.

Shares Subject to Incentive Plan. The number of shares of Common Stock currently available for issuance under the Incentive Plan is 1,289,197 shares, subject to adjustment in the case of certain capitalization events. The number of shares initially reserved under the Incentive Plan was 5,000,000, plus any shares remaining available for issuance under the 1998 Plan. During the period between Jan. 1, 2001 and ending on Jan. 1, 2010, the number of available shares subject to the Incentive Plan automatically increased on the first day of each calendar year beginning with the year 2001 and each applicable year thereafter by an amount equal to the lesser of (i) 6% of the shares of Common Stock then outstanding or (ii) 6,000,000 shares. Such annual increase provision has not been in effect since 2010.

Should an option or award under the Incentive Plan (including any options or shares incorporated from the 1998 Plan) expire or terminate for any reason prior to exercise or settlement in full or should restricted shares acquired pursuant to an option or award be repurchased by Equinix for any reason, the shares subject to the termination or repurchase will be available for subsequent options or awards under the Incentive Plan. If stock units or SARs are settled, the number of shares of Common Stock actually issued in settlement of the stock units or SARs will reduce the number of available shares under the Incentive Plan and the balance will be available for subsequent awards under the Incentive Plan.

Award Limits. No individual participant in the Incentive Plan may receive options for more than 1,000,000 shares of Common Stock in a single fiscal year of Equinix, except that for the fiscal year in which a person first commences services as a new employee, the options granted shall be limited to cover 1,500,000 shares. Similarly, no individual participant in the Incentive Plan may receive SARs for more than 1,000,000 shares of Common Stock in a single fiscal year of Equinix, except that for the fiscal year in which a person first commences services as a new employee, the SARs granted shall be limited to cover 1,500,000 shares of Common Stock. These award limits are subject to adjustment in the case of certain capitalization events.

Prohibition on Repricing. Without stockholder approval Equinix may not effect a direct or indirect repricing of outstanding options or SARs under the Incentive Plan (including through an offer to exchange options or SARs or any buy out or cash out of options or SARs). Equinix may buy out options previously granted for cash or cash equivalents or allow an optionee to cash out an option previously granted, but in accordance with the forgoing prohibition on repricing, it must seek stockholder approval for such buy out if the option exercise price is less than the fair market value of the Common Stock at such time. These prohibitions on repricing and buyout of options apply to all options under the Incentive Plan and to any other options outstanding under other equity plans of Equinix from time to time.

Types of Awards

Options. Each option will be evidenced by a stock option agreement between Equinix and the optionee. Options may be granted in the form of ISOs or NSOs, as further outlined below; to date, 232 ISO grants for 149,441 shares have been granted under the Incentive Plan. Options may be granted in consideration of a reduction in the optionee's other compensation. A stock option agreement may provide that a new option will be granted automatically to the optionee when he or she exercises a prior option, although Equinix has not provided for any such automatic grants to date. The stock option agreement will specify the number of shares subject to the option, the exercise price, the date or dates on which the option becomes exercisable, the term of the option and all other terms.

The option exercise price per share in the case of an ISO may not be less than 100% of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, 85% of the fair market value of the Common Stock on the grant date. Options become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant. The exercise price may be paid in cash or cash equivalents at the time Common Stock is purchased, except that payment of ISOs may be made only in accordance with the express provisions of the stock option agreement. In the case of NSOs, the Committee may also accept shares of Common Stock as a form of payment. Options may also be exercised

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through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to Equinix, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may, in its discretion, permit payment of the exercise price by allowing an optionee to pledge all or part of the purchased shares of Common Stock to a designated securities broker or lender that is approved by Equinix as security for a loan, and to deliver all or part of the loan proceeds to Equinix plus all applicable withholding taxes, by means of a full-recourse promissory, or by any other method that is consistent with applicable laws, regulations and rules. To date, the Committee has not authorized any loans to employees to exercise options.

Options will be exercisable upon the date or dates and for the term approved by the Committee, provided that the term of an ISO will not exceed 10 years from the date of grant. A stock option agreement may provide for accelerated exercisability in the event of the optionee's death, disability, retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee's service. Options may be awarded in combination with SARs, and such a tandem award may provide that the options will not be exercisable unless the related SARs are forfeited.

The Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by Equinix or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, subject to the prohibition on repricing described above.

Stock Appreciation Rights. SARs may be granted in tandem with or independent of option grants under the Incentive Plan. Each SAR will be evidenced by a SAR agreement between Equinix and the SAR holder, which will specify the number of shares to which the SAR pertains, the exercise price, the date when all or any installment of the SAR is exercisable, the term of the SAR and all other terms. A SAR agreement may provide for accelerated exercisability in the event of the holder's death, disability, retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the holder's service. SARs may be awarded in combination with options, and such a tandem award may provide that the SARs will not be exercisable unless the related options are forfeited.

Upon exercise of a SAR, the individual will be entitled to shares of Common Stock, a cash distribution, or a combination of the two in an amount per share equal to the excess of (i) the fair market value per share of Common Stock on the date of exercise over (ii) the exercise price.

The Committee may modify, extend, or assume outstanding SARs or accept the cancellation of outstanding SARs in return for the grant of new SARs for a number of shares and exercise prices as determined by the Committee, subject to the prohibition on repricing described above.

Restricted Shares. Direct issuances of restricted shares may be made to eligible persons under the Incentive Plan, as evidenced by a restricted stock agreement between Equinix and the recipient. Restricted shares may generally be sold or awarded under the Incentive Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. The issued shares may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of conditions specified in the restricted stock agreement. A restricted stock agreement may provide for accelerated vesting in the event of the award holder's death, disability or retirement or other events. Holders of restricted shares have the same voting, dividend, and other rights as Equinix's other stockholders. However, as determined by the Committee, holders of restricted shares may be required to invest any cash dividends received in connection with awarded restricted shares into additional restricted shares, subject to the same conditions and restrictions as the original award of restricted shares.

Stock Units. Stock units are awarded without requiring payment by the award holder of any cash consideration and are evidenced by a stock unit agreement between Equinix and the recipient. Stock units may also be granted in consideration of a reduction in the recipient's other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the Committee in the stock unit agreement. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both. The actual number of stock units eligible

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for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Stock units do not carry voting rights. However, at the discretion of the Committee, stock units may carry a right to dividend equivalents, which may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, shares of Common Stock, or a combination of both. Prior to distribution, any dividend equivalents which are not paid are subject to the same conditions and restrictions as the stock units to which they attach. Any dividend equivalents paid or credited under the Incentive Plan will not be applied against the number of restricted shares, stock units, options or SARs available for awards under the Incentive Plan.

General Provisions

Change-in-Control. In the event of a "Change-in-Control" (as defined in the Incentive Plan), the vesting of each outstanding award under the Incentive Plan will automatically accelerate so that each award will immediately prior to the effective date of the Change-in-Control, become fully exercisable and may be exercised as fully-vested shares for any or all shares of Common Stock. However, an outstanding award will not so accelerate if, and to the extent such option or award is, in connection with the Change-in-Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option or award to purchase shares of the capital stock of the successor corporation (or parent). The Committee will determine comparability of the option or award.

Certain Capitalization Adjustments. In the event of a subdivision of outstanding shares of Common Stock, a declaration of a dividend payable in Common Stock or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, corresponding adjustments will be automatically made to (i) the number of shares available for future grant under the Incentive Plan, (ii) the per-participant award limits for options and SARs; (iii) the number of shares of Common Stock subject to each outstanding option, SAR and stock unit, and (iv) the exercise price under each outstanding option and SAR. Furthermore, in the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of shares of Common Stock, a recapitalization, a spin-off or similar occurrence, the Committee will make adjustments one or more of the above-mentioned items as it, in its sole discretion, deems appropriate. Except for the adjustments provided in this section, a participant will have no right to the payment of any stock dividend or an increase or decrease in the number of shares of stock by reason of Equinix issuing shares of stock or securities convertible into stock, or any subdivision or consolidation of shares of stock, for any class of stock.

Dissolution or Liquidation. All outstanding options, SARs and stock units shall terminate immediately prior to the dissolution or liquidation of Equinix (if not previously settled).

Reorganizations. In the event that Equinix is a party to a merger or other reorganization, the agreement of merger or reorganization will provide for (i) the continuation of outstanding awards under the Incentive Plan by Equinix, if Equinix is a surviving corporation, (ii) the assumption of outstanding awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (iv) full exercisability or vesting and accelerated expiration of the outstanding awards or (v) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards.

Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by an award under the Incentive Plan prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required exercise price.

Fair Market Value of Shares. The fair market value of the shares of Common Stock on any relevant date, as defined under the Incentive Plan, is the market price of one share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of fair market value by the Committee will be based on the prices reported in The Wall Street Journal. The fair market value of our shares as reported on NASDAQ on Apr. 1, 2019 was $456.30 per share.

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Payment of Outside Director Fees in Securities. In the sole discretion of the Board, outside directors may be permitted to elect to receive their cash annual retainer payments or other fees from Equinix in the form of NSOs, restricted shares, stock units or a combination thereof under the Incentive Plan. All terms of any such program will be determined by the Board.

Term of the Incentive Plan. The Incentive Plan will remain in effect until it is terminated by the Board, except that no ISOs may be granted on or after the 10th anniversary of the later of (i) the date the Board adopted the Incentive Plan or (ii) the date the Board adopted the most recent increase in the number of shares of Common Stock available under the Incentive Plan which was approved by Equinix's stockholders.

Incentive Plan Amendments and Termination. The Board may amend or terminate the Incentive Plan at any time and for any reason. The approval of Equinix's stockholders will be obtained to the extent required by applicable laws, regulations or rules. No award will be granted under the Incentive Plan following termination of the Incentive Plan, and any amendment or termination will not affect any award previously granted under the Incentive Plan.

New Plan Benefits

Because the Incentive Plan is discretionary, benefits to be received in the future by eligible individuals are not determinable. The Incentive Plan does not contain objective criteria for determining the compensation payable thereunder.

Prior Grants under the Incentive Plan

The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock for which options and other awards have been granted under the Incentive Plan since the inception of the Incentive Plan through Apr. 1, 2019. The performance-based RSUs ("PSUs") disclosed below were granted at the maximum level payable.

No awards have been granted under the Incentive Plan to any nominee for election as a director or to any associate of an outside director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the Incentive Plan.

	Stock Options and SARs Number of Shares	Restricted Shares Number of Shares	Stock Units Number of Shares

Named Executive Officers:

Charles Meyers Chief Executive Officer and President	0	0	123,803 PSUs 68,145 RSUs

Peter Van Camp Executive Chairman	804,564	106,000	54,116 PSUs 9,003 RSUs

Stephen Smith Former Chief Executive Officer and President	0	84,000	336,337 PSUs 129,986 RSUs

Keith Taylor Chief Financial Officer	170,407	86,000	154,332 PSUs 73,956 RSUs

Karl Strohmeyer President, Equinix Americas	0	0	40,598 PSUs 33,472 RSUs

Eric Schwartz President, Equinix EMEA	0	43,750	90,729 PSUs 41,544 RSUs

Mike Campbell Chief Sales Officer	0	0	24,133 PSUs 17,336 RSUs

Current Executive Officers as a Group:	1,054,971	319,750	896,928 PSUs 438,451 RSUs

Non-Executive Director Group	42,155	0	78,006 RSUs

Non-Executive Officer Employee Group	6,066,799	557,939	595,864 PSUs 7,428,534 RSUs

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	49

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

The following is a summary of the general U.S. federal income tax consequences applicable to equity awards under the Incentive Plan based on current U.S. federal income tax laws. The Incentive Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or consultant, or to Equinix. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant's death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Stock Options. Options granted under the Incentive Plan may be either ISOs that satisfy the requirements of Section 422 of the Code or NSOs that are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs, as follows:

ISOs. No taxable income is recognized by the optionee at the time the option is granted or exercised. However, the excess of the fair market value of the purchased shares over the exercise price paid for the shares generally is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least a period of two years from the date of the grant and one year from the date of exercise (i.e., a "qualifying disposition"), then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, (i.e., a "disqualifying disposition"), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In the event of a disqualifying disposition, Equinix will be entitled to an income tax deduction, in the year of such a disposition, for the amount includible in the optionee's income as compensation, subject to Section 162(m) of the Code. The optionee's tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in the optionee's income as a result of a disqualifying disposition.

NSOs. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee (if an employee) will be subject to the tax withholding requirements applicable to such income. Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending on the holding period of the shares. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in the year of exercise of the NSO in an amount equal to the taxable compensation realized by the optionee. The optionee's tax basis in shares received upon exercise is equal to the sum of the option price paid plus the amount includible in the optionee's income as compensation upon exercise.

If an NSO is exercised by tendering previously owned shares of Equinix's common stock in payment of the exercise price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the value is converted into stock which is taxable as ordinary income at the fair market value of the stock in the year it is received. In general, there will be no federal income tax deduction allowed to Equinix upon the grant or termination of SARs. However, upon the settlement of a SAR, Equinix will be entitled to a business expense deduction equal to the amount of ordinary income the recipient is required to recognize for the

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	50

taxable year as a result of the settlement, subject to Section 162(m) of the Code. If required, income tax must be withheld on the income recognized by the participant.

Restricted Shares. Generally, no taxable income will be recognized at the time of grant by the recipient of a restricted share. When the restrictions lapse with regard to any installment of the restricted share, the participant generally will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elects to recognize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted share awarded at the time of grant, determined without regard to the restrictions. The participant will generally recognize ordinary income at the time of payment of a dividend with respect to a restricted share (unless the participant has elected to recognize ordinary income in the year the restricted share is granted in an amount equal to the fair market value of the restricted share awarded, in which case, any such dividend may be treated as dividend income) in an amount equal to the dividend paid, in the case of a cash dividend, or the fair market value of the shares delivered, in the case of a stock dividend. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in an amount equal to the compensation realized by the employee. If required, income tax must be withheld on the income recognized by the participant.

Stock Units. A recipient of a stock unit will not recognize any income at the time the stock unit is granted, nor will Equinix be entitled to a deduction at that time. When payment on a stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. Equinix will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

The Board recommends a vote "FOR" proposal 3

Equinix 2019 Proxy Statement • EXECUTIVE COMPENSATION AND RELATED INFORMATION	51

AUDIT

PROPOSAL 4 — Ratification of independent registered public accountants

Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2019. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.

If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.

PricewaterhouseCoopers has audited Equinix's financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers for the years ended Dec. 31, 2018 and 2017 were:

	Dec. 31,

	2018	2017

Audit	$8,662,100	$9,233,022

Audit-related	$327,000	$864,300

Tax	$93,500	$50,000

Other	$7,000	$7,000

Total	$9,089,600	$10,154,322

Audit fees for the years ended Dec. 31, 2018 and 2017 were for professional services rendered for the audits and reviews of the consolidated financial statements of Equinix and the financial statements of certain of its subsidiaries, including the impact of Equinix's acquisitions, as well as accounting services related to public financings and review of documents filed with the U.S. Securities and Exchange Commission during both years.

The Audit-related fees for the years ended Dec. 31, 2018 and 2017 were for accounting and advisory financial diligence services related to acquisitions and for attest procedures in connection with Outsource Service Provider audits during both years. For 2017, includes services related to the review of documents filed with the Financial Supervisory Authority in Germany.

The Tax fees for the years ended Dec. 31, 2018 and 2017 were for professional services rendered to meet certain tax-related regulatory requirements.

The Other fees for the years ended Dec. 31, 2018 and 2017 were for licensed software tools used for financial reporting in both years.

The Board recommends a vote "FOR" proposal 4

Equinix 2019 Proxy Statement • AUDIT	52

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

While Equinix's management has primary responsibility for preparing Equinix's financial statements and maintaining Equinix's financial reporting process, the Audit Committee serves as the representative of the Board for general oversight of Equinix's financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix's Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee also provides counsel to management and the independent registered public accounting firm, PricewaterhouseCoopers, on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix's internal control over financial reporting based on an integrated audit.

Additionally, on a quarterly basis, the Audit Committee reviews with management and the independent registered public accounting firm Equinix's audited financial statements or unaudited interim financial statements and the related earnings announcement before their public release, and receives updates on, among other things, accounting policy and estimate changes, implementation of new accounting standards, significant or unusual accounting transactions and significant estimates.

The Audit Committee also oversees the responsibilities, budget, staffing and effectiveness of Equinix's internal audit function, called Business Assurance Services ("BAS"), and the head of BAS reports directly to the Audit Committee.

While the Governance Committee has primary responsibility for risk oversight at the Board level, the Audit Committee also plays a role in overseeing Equinix's exposure to risk as described in "Board Risk Oversight" elsewhere in this proxy statement.

The Audit Committee has the opportunity to meet in a private session every meeting with each of (i) the independent registered public accounting firm, (ii) Equinix's head of BAS and (iii) management.

During fiscal year 2018, the Audit Committee consisted of Messrs. Bartlett, Hromadko and Paisley. Mr. Paisley is the Audit Committee's chairperson and both Mr. Bartlett and Mr. Paisley are considered financial experts. The Audit Committee held nine meetings during the last fiscal year.

In this context, the Audit Committee hereby reports as follows:

  a)
  The Audit Committee has reviewed and discussed the audited financial statements with Equinix's management and the independent registered public accounting firm.
  b)
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Codification of Statements on Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board.
  c)
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board. The letter concerns the independent auditors' communications with the Audit Committee about the registered accounting firm's independence, which the committee has discussed with the firm.

Based on the Audit Committee's discussion with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix's Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2018, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers as Equinix's independent registered public accounting firm.

Each of the members of the Audit Committee is independent as such term is defined under the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market.

The Audit Committee:

Christopher Paisley, Chairperson
Thomas Bartlett
Gary Hromadko

Equinix 2019 Proxy Statement • AUDIT	53

STOCKHOLDER PROPOSAL

PROPOSAL 5 — Stockholder proposal regarding political contributions

We have been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, who has indicated that he has beneficially owned the requisite amount of Equinix common stock for more than one year, intends to present the proposal below (the "Political Contributions Proposal") at the Annual Meeting.

The Board of Directors opposes the following Political Contributions Proposal for the reasons stated after the proposal.

 Proposal 5—Political Disclosure Shareholder Resolution

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and
  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As a long-term shareholder of Equinix, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Relying on publicly available data does not provide a complete picture of the Company's electoral spending. For example, the Company's payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Weyerhaeuser Co. and Host Hotels & Resorts, Inc., which present this information on their websites.

The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. I ask your support for this critical governance reform.

Proposal 5—Political Disclosure Shareholder Resolution

Equinix 2019 Proxy Statement • STOCKHOLDER PROPOSAL	54

Statement in Opposition to Proposal 5

As a global corporation and employer, with a presence in over 25 countries, Equinix operates in many political and regulatory environments. Equinix believes that participation in the public policy process is in the long-term interest of our company and our stockholders. Equinix does so primarily through membership in trade associations, participation in global forums, and representation before governments who are considering regulation or legislation that may affect our business. In all parts of the world, Equinix conducts policy activities with strict attention to all legal and ethical requirements and does so in a transparent manner.

Equinix already provides ample public disclosure about its policy activities on its corporate website. In addition, the Board is actively engaged in oversight over Equinix's policy function. As a result, the Board believes that adopting this proposal would impose additional and unnecessary administrative burden that is not in the best interest of Equinix or our stockholders.

Equinix does not currently make political contributions to individual candidates, Political Action Committees (PACs) or independent expenditure committees, also known as Super PACs. Nor does Equinix have its own PAC. Further, under Equinix's Code of Business Conduct, Equinix employees are prohibited from making or committing to political contributions on behalf of Equinix.

As required by the U.S. Lobby Disclosure Act (the "LDA"), Equinix already files semi-annual reports disclosing its U.S. federal political contributions (currently zero). These reports can be accessed through the Lobby Contributions Search page on the website of the Office of the Clerk of the U.S. House of Representatives (the "Lobbying Disclosure Site").

As required by the LDA, Equinix also files quarterly reports on its federal lobbying activities. Current and past LDA lobbying reports filed by Equinix can be found on the Lobbying Disclosure Search page on the Lobbying Disclosure Site.

Equinix is transparent about its membership in trade groups, which are subject to their own public disclosure obligations regarding their political activities and contributions. Membership in trade groups that advocate on relevant policy issues is an important part of Equinix's governmental affairs strategy. Equinix is currently represented on six trade groups, including the Internet Infrastructure Coalitions (i2C), the Information Technology Industry Association (ITI), the IT Alliance for Public Sector (ITAPS), the Environmental Leadership Council (ELC), the EU Data Center Association (EUDCA) and the Northern Virginia Technology Council (NVTC). Equinix does not contribute to these groups beyond its membership dues and regularly reviews the costs and benefits of each membership. These trade associations may sometimes take positions that do not align with Equinix's views. Our Public Policy Director periodically reviews Equinix's memberships in these trade associations to determine whether they remain consistent with Equinix's public policy objectives.

There is Board level oversight of Equinix's governmental affairs activities already. Equinix's public policy function was launched in Jan. 2017 and reports into Equinix's Compliance Office. The Governance Committee of the Board receives governmental affairs briefings on the function's activities from the Public Policy Director twice each year.

Equinix makes relevant information readily available on its corporate website. A statement regarding our public policy activities, a list of our trade group memberships, and links to the LDA and related filings can be found on the Investors section of our website at invest.equinix.com under the tab "Governance—Public Policy Activities."

Given that our current practices provide sufficient transparency with respect to our political activities, and there exists appropriate Board oversight in this area, our Board believes this proposal is unnecessary. For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal 5.

Required Vote

The adoption of the Political Contributions Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote "AGAINST" adoption of proposal 5.

Equinix 2019 Proxy Statement • STOCKHOLDER PROPOSAL	55

ADDITIONAL INFORMATION

Voting information and attending the meeting

ATTENDING THE ANNUAL MEETING

Only persons with evidence of stock ownership or who are guests of Equinix may attend and be admitted to the Annual Meeting. Photo identification will be required (a valid driver's license or passport is preferred). If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee, or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. For assistance with directions to our headquarters where the Annual Meeting will be held, please call +1.650.598.6000.

VOTING COMMON STOCK

On each matter to be voted upon, you have one vote for each share of common stock you own as of Apr. 15, 2019.

QUALIFYING TO VOTE

Only stockholders of record at the close of business on Apr. 15, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 84,070,029 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on Apr. 15, 2019, your shares were registered directly in your name with Equinix's transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on Apr. 15, 2019, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WAYS TO VOTE

On the matters to be voted on, including the nominees to the Board, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  1.
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Equinix 2019 Proxy Statement • ADDITIONAL INFORMATION	56

  2.
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
  3.
  To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1 a.m. Central Time, on May 30, 2019, to be counted.
  4.
  To vote on the internet, go to www.investorvote.com/EQIX to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card or notice card. Your vote must be received by 1 a.m. Central Time, on May 30, 2019, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW VOTES ARE COUNTED

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" votes, "Against" votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients).

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a "non-discretionary" matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2019), but not for the other proposals, including the election of directors.

Shares not present at the meeting and shares voting "abstain" have no effect on the election of directors. For the other proposals, abstentions have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for the election of directors or for Proposals 2, 3, or 5. Abstentions and broker non-votes will be counted in determining whether there is a quorum.

VOTES NEEDED TO APPROVE EACH MATTER

  1.
  To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted "For" a director nominee must exceed the number of votes cast "Against" that nominee). If any nominee for director receives a greater number of votes "Against" his or her election than votes "For" such election, our Bylaws require that such person must immediately tender his or her resignation to the Board following certification of the vote.

Equinix 2019 Proxy Statement • ADDITIONAL INFORMATION	57

  2.
  To be approved on an advisory non-binding basis, Proposal 2, the compensation of our named executive officers, must receive a "For" vote from the majority of shares present and entitled to vote on the proposal either in person or by proxy.
  3.
  To be approved, Proposal 3, the approval of the Equinix French Sub-Plan under our 2000 Equity Incentive Plan, must receive a "For" vote from the majority of shares present and entitled to vote on the proposal either in person or by proxy.
  4.
  To be approved, Proposal 4, the ratification of PricewaterhouseCoopers as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2019, must receive a "For" vote from the majority of shares present and entitled to vote on the proposal either in person or by proxy.
  5.
  To be approved, Proposal 5, the stockholder proposal regarding political contributions, must receive a "For" vote from the majority of the shares present and entitled to vote on the proposal either in person or by proxy.

RECEIPT OF MORE THAN ONE PROXY CARD

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

RETURNING A BLANK PROXY

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director, "For" the compensation of our named executive officers, "For" the approval of the Equinix French Sub-Plan under our 2000 Equity Incentive Plan, "For" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2019, and "Against" the stockholder proposal related to political contributions.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

REVOKING A PROXY

You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  1.
  You may submit another properly completed proxy card with a later date.
  2.
  You may send a written notice that you are revoking your proxy to Equinix's corporate secretary at One Lagoon Drive, Redwood City, CA 94065.
  3.
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

PROXY SOLICITATION

Equinix will pay for the entire cost of soliciting proxies, including the fee to D.F. King & Co., Inc., who will help us solicit proxies, of $13,500, plus expenses. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, D.F. King & Co., Inc., at +1.866.207.2356.

QUORUM REQUIREMENT

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 84,070,029 shares outstanding and entitled to vote. Thus 42,035,015 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Equinix 2019 Proxy Statement • ADDITIONAL INFORMATION	58

Your shares will be counted towards the quorum only if you submit a valid proxy card or vote at the meeting.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

ANNUAL MEETING VOTING RESULTS

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. We mailed a Notice of Internet Availability of Proxy Materials ("Notice") to our stockholders. The Notice contains instructions about how to access the proxy materials over the internet or request a printed copy of the materials, and for voting over the internet or phone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our environmental impact, and reduce the costs associated with the printing and mailing of materials.

This proxy statement and Equinix's annual report on Form 10-K are available online at proxy.equinix.com. This website address is included for reference only. The information contained on the Equinix website is not incorporated by reference into this proxy statement.

Delivery of documents to stockholders sharing an address

A number of brokers with account holders who are stockholders of Equinix will be "householding" Equinix's proxy materials. A single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Redwood City, California 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at +1.650.598.6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Stockholder proposals for 2020 annual meeting

Stockholders who intend to have a proposal considered for inclusion in Equinix's proxy materials for presentation at the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than Dec. 21, 2019. Pursuant to Rule 14a-4(c) of the Exchange Act and Equinix's Amended and Restated Bylaws, stockholders who intend to present a proposal at the 2020 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than Jan. 31, 2020, and not later than 5 p.m., Pacific Standard Time on Mar. 1, 2020, so long as the 2020 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from May 30, 2020 (the anniversary date of the prior year's annual meeting). If Equinix does not receive notification of the proposal within that time frame, it will be considered untimely, and we will not be required to present it at the 2020 Annual Meeting.

Equinix 2019 Proxy Statement • ADDITIONAL INFORMATION	59

All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, California 94065, Attn: corporate secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission.

Other matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Equinix will mail without charge, upon written request, a copy of Equinix's annual report on Form 10-K for the fiscal year ended Dec. 31, 2018. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter Van Camp
Executive Chairman

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) or follow the instructions above to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

Equinix 2019 Proxy Statement • ADDITIONAL INFORMATION	60

APPENDIX A

Rules of the Equinix, Inc. 2000 Equity Incentive Plan, for Restricted Stock Unit Awards Granted to French Grantees

1.    Introduction.    The Board of Directors (the "Board") of Equinix, Inc. (the "Company") has established the Equinix, Inc. 2000 Equity Incentive Plan, as may be amended and restated from time to time (the "U.S. Plan"), for the benefit of certain eligible persons, including employees of the Company, its Parent, Subsidiaries and Affiliates, including its Subsidiaries and Affiliates in France (each, a "French Entity"), of which the Company holds directly or indirectly at least 10% of the share capital.

Article 2.2 of the U.S. Plan authorizes the a committee of the Board (the "Committee") to make all decisions relating to the operation of the U.S. Plan and adopt such rules or guidelines as it deems appropriate to implement the U.S. Plan. The Committee has determined that it is necessary and desirable to establish a subplan for the purpose of permitting Restricted Stock Unit Awards to qualify for the special tax and social security treatment in France. The Committee intends with this document to establish a subplan of the U.S. Plan for the purpose of granting Restricted Stock Unit Awards which qualify for the special tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, ("French-Qualified RSUs") to qualifying employees of a French Entity who are residents in France for French tax purposes or subject to the French social security contributions regime ("French Grantees").

The terms of the U.S. Plan applicable to Restricted Stock Unit Awards, as set out in the Appendix will, subject to the modifications in the following terms and conditions, be incorporated to this document and constitute part of the Rules of the Equinix, Inc. 2000 Equity Incentive Plan for Restricted Stock Unit Awards Granted to French Grantees (the "French Plan").

Under this French Plan, qualifying French Grantees selected at the Committee's discretion will be granted Restricted Stock Unit Awards, as defined in Section 2 below. In no case will other Awards (e.g., Options, Restricted Shares) be granted under this French Plan. The Restricted Stock Unit Awards will be granted solely with respect to shares of the Company's common stock ("Shares").

2.    Definitions.    Capitalized terms not defined herein will have the same meanings as set forth in the U.S. Plan.

  (a)
  The term "Closed Period," which applies to companies whose shares are listed on a regulated exchange market, will, in relation to French-Qualified RSUs, mean, as set forth in Section L. 225-197-1 of the French Commercial Code, as amended, (x) ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company, or (y) the period as from the date the corporate management of the Company possesses confidential information which, if disclosed to the public, could have a material impact on the quotation price of Shares, until ten quotation days after the day such information is disclosed to the public.

  If French law or regulations are amended after adoption of this French Plan to modify the definition or applicability of the Closed Period to French-Qualified RSUs, such amendment will become applicable to any French-Qualified RSUs granted under this French Plan to the extent permitted or required by French law.

  (b)
  The term "Disability" means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

  (c)
  The term "Grant Date" means the date on which the Committee both (i) designates the French Grantees, and (ii) specifies the material terms and conditions of the French-Qualified RSUs.

  (d)
  The term "Restricted Stock Unit Award" means a grant of Stock Units under the U.S. Plan, pursuant to which the Company will issue to the French Grantee, after the vesting conditions for such Restricted Stock Unit Award have been met, at no consideration, one Share for each Restricted Stock Unit Award granted to the French Grantee. Dividend and

Equinix 2019 Proxy Statement • APPENDIX A	A-1

    voting rights will not apply until the issuance of Shares after vesting of the Stock Units. French-Qualified RSUs may not be settled in cash.

3.    Eligibility.

  (a)
  Subject to subsection 3(c), any individual who, on the Grant Date of the French-Qualified RSUs, and to the extent required under French law, is a current salaried employee employed under the terms and conditions of an employment contract ("contrat de travail") by a French Entity or, if the Shares are listed on a regulated exchange market, a corporate officer of a French Entity (subject to subsection 3(b)) will be eligible to receive, at the discretion of the Committee, French-Qualified RSUs under this French Plan, provided he or she also satisfies the eligibility conditions under Article 4 of the U.S. Plan.

  (b)
  French-Qualified RSUs may not be issued to a corporate officer of a French Entity, other than the managing corporate officers ("mandataires sociaux," i.e., Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the officer is employed under the terms and conditions of an employment contract ("contrat de travail") with a French Entity, as defined by French law. The Committee, in its discretion and in accordance with French law, may impose additional restrictions on the vesting of French-Qualified RSUs and on the holding and sale of Shares issued at vesting of French-Qualified RSUs granted to a French Grantee who qualifies as a managing corporate officer of the Company as defined under French law (i.e., "mandataires sociaux" as set forth above).

  (c)
  French-Qualified RSUs may not be issued under this French Plan to French Grantees who own more than 10% of the Company's share capital or to individuals other than employees and corporate officers of a French Entity. Grants of French-Qualified RSUs under this French Plan will not result in any French Grantee's owning more than 10% of the Company's share capital.

  (d)
  The aggregate number of French-Qualified RSUs will not exceed 10% of the Company's share capital.

4.    Vesting/Issuance of Shares.    Subject to Section 6, Shares underlying the French-Qualified RSUs will not be delivered to the French Grantees after vesting of the French-Qualified RSUs prior to the expiration of the specific period calculated from the Grant Date as may be required to comply with the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security treatment in France.

5.    Holding of Shares.    Subject to Section 6, the sale or transfer of Shares issued pursuant to the French-Qualified RSUs may not occur prior to the relevant anniversary of the Grant Date specified by the Committee as may be required to comply with the minimum mandatory holding period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime, even if the French Grantee is no longer an employee or corporate officer of a French Entity. In addition, the Shares issued pursuant to the French-Qualified RSUs may not be sold or transferred during any applicable Closed Period.

6.    Death and Disability.    On the death of a French Grantee, any French-Qualified RSUs held by the French Grantee at the time of death will become immediately vested and the underlying Shares transferable to the French Grantee's heirs, unless vesting of such French-Qualified RSUs is also subject to performance-vesting conditions in which case the Restricted Stock Unit Award Agreement delivered to the French Grantee may provide that the underlying Shares will not become vested and transferable to the French Grantee's heirs unless and until the performance vesting conditions are satisfied. When the underlying Shares become transferable, the Company will issue the Shares to the French Grantee's heirs at their request, provided the heirs contact the Company and request such transfer of the Shares within six months of the French Grantee's death. If the French Grantee's heirs do not request the issuance of the underlying Shares within six months of the French Grantee's death, the French-Qualified RSUs will be forfeited. The French Grantee's heirs will not be subject to any restrictions on the transfer of Shares set forth in Section 5.

If a French Grantee ceases to be employed by the Company or a French Entity by reason of his or her Disability, the French Grantee will not be subject to any restrictions on the transfer of Shares set forth in Section 5.

Equinix 2019 Proxy Statement • APPENDIX A	A-2

7.    Account for Shares.    Shares issued pursuant to the French-Qualified RSUs will be recorded and held in an account in the name of the French Grantee (except in the event of his or her death) with the Company or a broker or in such other manner as the Company may determine to ensure compliance with applicable laws, including any required holding periods.

8.    Adjustments upon Certain Events.    In the event of capitalization adjustments or adjustments upon a merger or other reorganization as set forth in Article 11 of the U.S. Plan, the Restricted Stock Unit Awards and the underlying Shares may no longer qualify as French-Qualified RSUs unless the adjustments are recognized under applicable French legal and tax rules. The Committee, at its discretion, may make adjustments to the Restricted Stock Unit Awards and the underlying Shares, notwithstanding that the adjustments are not recognized under French law and the Restricted Stock Unit Awards and the underlying Shares may no longer qualify as French-Qualified RSUs eligible for the special tax and social security treatment. Further, if the French-Qualified RSUs are assumed or substituted, or if vesting or the holding period is accelerated due to a merger or other reorganization, the Restricted Stock Unit Awards and the underlying Shares may no longer be considered as French-Qualified RSUs eligible for the special tax and social security treatment.

9.    Non-Transferability.    Except in the case of death, French-Qualified RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered to a party other than the French Grantee to whom the Restricted Stock Unit Award is granted. The Shares underlying the French-Qualified RSUs will be issued only to the French Grantee during his or her lifetime, subject to Sections 4 and 6.

10.    Disqualification.    If, following the grant, changes are made to the terms and conditions of the French-Qualified RSUs or the underlying Shares due to any applicable legal requirements or a decision of the Company's stockholders or the Committee, the Restricted Stock Unit Awards and the underlying Shares may no longer qualify as French-Qualified RSUs.

If the Restricted Stock Unit Awards or the underlying Shares no longer qualify as French-Qualified RSUs, the Committee may determine, in its sole discretion, to lift, shorten, or terminate certain restrictions applicable to the vesting of the Stock Units or to the sale of Shares underlying the Restricted Stock Unit Awards, which restrictions have been imposed under this French Plan or in the applicable Restricted Stock Unit Award Agreement delivered to the French Grantee.

In this case, the French Grantee will be ultimately liable and responsible for all taxes and social security contributions that he or she is legally required to pay in connection with the Restricted Share Unit Awards or the underlying Shares.

11.    Employment Rights.    The adoption of this French Plan does not confer upon the French Grantees, or any employees of the French Entity, any employment rights and will not be construed as a part of any employment contracts that the French Entity has with its employees.

12.    Amendments.    Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or discontinue this French Plan at any time in accordance with applicable French law.

13.    Interpretation.    The Restricted Stock Unit Awards granted under this French Plan are intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but the Company does not undertake to maintain this status. The terms of this French Plan will be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax, social security, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan will control for any grants of Restricted Stock Unit Awards made hereunder to French Grantees.

Effective Date.    This French Plan was adopted by the Committee on April 12, 2019, and became effective on the date the Company's stockholders approved the French Plan, as a sub-plan of the U.S. Plan, on [INSERT DATE], 2019.

Equinix 2019 Proxy Statement • APPENDIX A	A-3

APPENDIX

Equinix, Inc. 2000 Equity Incentive Plan

ARTICLE I. INTRODUCTION.

The Plan was adopted by the Board to be effective at the IPO. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE II. ADMINISTRATION.

2.1    Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

  (a)
  Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

  (b)
  Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2    Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

2.3    Committee for Non-Officer Grants.    The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE III. SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation.    Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 5,000,000, (b) plus the shares remaining available for issuance under the Predecessor Plan, plus (c) the additional shares of Common Stock described in Sections 3.2 and 3.3. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

3.2    Annual Increase in Shares.    As of the first day of each calendar year, commencing on January 1, 2001 and ending on January 1, 2010, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of 6% of the total number of shares of Common Stock then outstanding, or 6,000,000 shares.

Equinix 2019 Proxy Statement • APPENDIX A	A-4

3.3    Additional Shares.    If Restricted Shares or shares of Common Stock issued upon the exercise of Options are forfeited (including any options incorporated from the Predecessor Plan), then such shares of Common Stock shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other shares of Common Stock are forfeited.

3.4    Dividend Equivalents.    Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE IV. ELIGIBILITY.

4.1    Incentive Stock Options.    Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2    Other Grants.    Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE V. OPTIONS.

5.1    Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2    Number of Shares.    Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,500,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3    Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4    Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

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5.5    Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, except that the Company shall not effect a direct or indirect repricing of outstanding Options under the Plan (including through an offer to exchange options or any buy out or cash out of options) without stockholder approval; provided the foregoing prohibition on repricing of stock options without stockholder approval shall also apply to any stock options outstanding under other equity plans of the Company from time to time. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.6    Buyout Provisions.    The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, that, in each case of (a) and (b), the Fair Market Value of a Common Share, at the time of such buy out or cash out, is equal to or more than the Exercise Price of the Option, except as otherwise approved by the Company's stockholders; provided further that the foregoing prohibition on cashing out "underwater" stock options without stockholder approval shall also apply to any stock options outstanding under other equity plans of the Company from time to time.

ARTICLE VI. PAYMENT FOR OPTION SHARES.

6.1    General Rule.    The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

  (a)
  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

  (b)
  In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2    Surrender of Stock.    To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3    Exercise/Sale.    To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4    Exercise/Pledge.    To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5    Promissory Note.    To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6    Other Forms of Payment.    To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

Equinix 2019 Proxy Statement • APPENDIX A	A-6

ARTICLE VII. STOCK APPRECIATION RIGHTS.

7.1    SAR Agreement.    Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

7.2    Number of Shares.    Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 1,500,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

7.3    Exercise Price.    Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4    Exercisability and Term.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5    Exercise of SARs.    Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6    Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, except that the Company shall not effect a direct or indirect repricing of outstanding SARs (including through an offer to exchange SARs or any buy out or cash out of SARs) without stockholder approval. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE VIII. RESTRICTED SHARES.

8.1    Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2    Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

Equinix 2019 Proxy Statement • APPENDIX A	A-7

8.3    Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

8.4    Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE IX. STOCK UNITS.

9.1    Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

9.2    Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3    Vesting Conditions.    Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

9.4    Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5    Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6    Death of Recipient.    Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

9.7    Creditors' Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

Equinix 2019 Proxy Statement • APPENDIX A	A-8

ARTICLE X. CHANGE IN CONTROL.

In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

The vesting acceleration provisions of Section 10.2 as in effect prior to February 14, 2008 shall remain applicable to Awards granted prior to such date.

ARTICLE XI. PROTECTION AGAINST DILUTION.

11.1    Adjustments.    In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in Common Stock or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, corresponding adjustments shall automatically be made in each of the following:

  (a)
  The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

  (b)
  The limitations set forth in Sections 5.2 and 7.2;

  (c)
  The number of shares of Common Stock covered by each outstanding Option and SAR;

  (d)
  The Exercise Price under each outstanding Option and SAR; and

  (e)
  The number of Stock Units included in any prior Award which has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2    Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3    Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE XII. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

  (a)
  Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

  (b)
  Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

Equinix 2019 Proxy Statement • APPENDIX A	A-9

  (c)
  Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE XIII. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE XIV. PAYMENT OF FEES IN SECURITIES.

14.1    Effective Date.    No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2    Elections to Receive NSOs, Restricted Shares or Stock Units.    An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

14.3    Number and Terms of NSOs, Restricted Shares or Stock Units.    The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE XV. LIMITATION ON RIGHTS.

15.1    Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

15.2    Stockholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3    Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

Equinix 2019 Proxy Statement • APPENDIX A	A-10

ARTICLE XVI. WITHHOLDING TAXES.

16.1    General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2    Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE XVII. FUTURE OF THE PLAN.

17.1    Term of the Plan.    The Plan, as set forth herein, shall become effective the date of effectiveness of the IPO. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Company's stockholders. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan effective date. All options outstanding under the Predecessor Plan as of such date shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms. Each outstanding option under the Predecessor Plan shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock, except that the vesting acceleration provisions of Article 10 relating to Change in Control as in effect prior to February 14, 2008 shall remain applicable to the options incorporated from the Predecessor Plan.

17.2    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE XVIII. LIMITATION ON PAYMENTS.

18.1    Scope of Limitation.    This Article 18 shall apply to an Award only if:

  (a)
  The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 18 than it was before the application of this Article 18; or

  (b)
  The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 18 (regardless of the after-tax value of such Award to the Participant).

18.2    Application to Award.    If this Article 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

18.3    Basic Rule.    In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

18.4    Reduction of Payments.    If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the

Equinix 2019 Proxy Statement • APPENDIX A	A-11

detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

18.5    Overpayments and Underpayments.    As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

18.6    Related Corporations.    For purposes of this Article 18, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE XIX. DEFINITIONS.

19.1    "Affiliate"    means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

19.2    "Award"    means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

19.3    "Board"    means the Company's Board of Directors, as constituted from time to time.

19.4    "Change in Control"    shall mean:

  (a)
  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

  (b)
  The sale, transfer or other disposition of all or substantially all of the Company's assets;

  (c)
  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

  (d)
  Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the

Equinix 2019 Proxy Statement • APPENDIX A	A-12

    same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude(i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

19.5    "Code"    means the Internal Revenue Code of 1986, as amended.

19.6    "Committee"    means a committee of the Board, as described in Article 2.

19.7    "Common Stock"    means the common stock of the Company.

19.8    "Company"    means Equinix, Inc., a Delaware corporation.

19.9    "Consultant"    means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

19.10    "Employee"    means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

19.11    "Exchange Act"    means the Securities Exchange Act of 1934, as amended.

19.12    "Exercise Price,"    in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

19.13    "Fair Market Value"    means the market price of one share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

19.14    "ISO"    means an incentive stock option described in section 422(b) of the Code.

19.15    "NSO"    means a stock option not described in sections 422 or 423 of the Code.

19.16    "Option"    means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

19.17    "Optionee"    means an individual or estate who holds an Option or SAR.

19.18    "Outside Director"    shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

19.19    "Parent"    means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

19.20    "Participant"    means an individual or estate who holds an Award.

19.21    "Plan"    means this Equinix, Inc. 2000 Equity Incentive Plan, as amended from time to time.

19.22    "Predecessor Plan"    means the Company's existing 1998 Stock Option Plan.

19.23    "Restricted Share"    means a share of Common Stock awarded under the Plan.

Equinix 2019 Proxy Statement • APPENDIX A	A-13

19.24    "Restricted Stock Agreement"    means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

19.25    "SAR"    means a stock appreciation right granted under the Plan.

19.26    "SAR Agreement"    means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

19.27    "Stock Option Agreement"    means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

19.28    "Stock Unit"    means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

19.29    "Stock Unit Agreement"    means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

19.30    "Subsidiary"    means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Equinix 2019 Proxy Statement • APPENDIX A	A-14

## Corporate HQ

Main: +1.650.598.6000
Email: info@equinix.com

## EMEA

Equinix (EMEA) BV
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam
Netherlands

Main: +31.20.754.0305
Email: info@eu.equinix.com

## Asia-Pacific

Equinix Hong Kong Limited
65/F International Commerce Center
1 Austin Road West
Kowloon, Hong Kong

Main: +852.2970.7788
Email: info@ap.equinix.com

**About Equinix**

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 52 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

In a digital economy where enterprise business models are increasingly interdependent, interconnection is essential to success. Equinix operates the only global interconnection platform, sparking new opportunities that are only possible when companies come together.

© 2019 Equinix, Inc.

Equinix.com

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 by 1:00 a.m., Central Time, on May 30, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/EQIX or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQIX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Thomas Bartlett 02 - Nanci Caldwell 03 - Gary Hromadko 04 - Scott Kriens 05 - William Luby 06 - Irving Lyons, III 07 - Charles Meyers 08 - Christopher Paisley 09 - Peter Van Camp For Against Abstain ForAgainst Abstain 2. To approve, by a non-binding advisory vote, the compensation of Equinix's named executive officers. 3. To approve the Equinix French Sub-plan under Equinix's 2000 Equity Incentive Plan. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Equinix's independent registered public accounting firm for the fiscal year ending December 31, 2019. 5. Stockholder proposal related to political contributions. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 6 4 1 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 9 4 D V 4 031G7A MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. Annual Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: PROXY.EQUINIX.COM q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 30, 2019 Peter Van Camp or Keith Taylor, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Equinix, Inc. to be held on May 30, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Equinix, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQIX